                                   Prospectus
                             Units of Participation
                      UMB Bank Collective Investment Funds
                                  June 7, 1999

This Prospectus offers Units of Participation ("Units") in three separate Collective Investment Funds (the "Funds") and individually a "Fund") that have been established and are maintained by the Trust Department of UMB Bank, n.a. ("UMB") to provide investment mediums for retirement plans utilizing the UMB Bank Defined Contribution Plan and Trust and other qualified retirement plans for which UMB is Trustee. The Units are only offered to such plans. This Prospectus replaces the Prospectus initially delivered to investors in the Funds as of March 13, 1998, in order to update the financial data and certain other information contained in the March 13, 1998 Prospectus. This Prospectus may only be used with the financial statements and related notes set forth in part two of this Prospectus and should be retained for future reference. Units are available in the following Funds (See Investment Policies of the Investment Funds).

Fund for Pooling Equity Investments of Employee Trusts (the "Pooled Equity Fund"). The primary objective of the Pooled Equity Fund is growth in value of units of the Fund through investments in equity securities and the reinvestment of income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited.

Fund for Pooling Debt Investments of Employee Trusts (the "Pooled Debt Fund"). The primary objective of the Pooled Debt Fund is stability in the value of underlying assets through investment in good quality fixed income obligations, such as those classified as A rated or better by standard rating services, and growth in unit values through the reinvestment of investment income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited.

Pooled Income Fund for Employee Trusts (the "Pooled Income Fund"). The primary objective of the Pooled Income Fund is to provide a high degree of liquidity through the investment of funds in short-term fixed income obligations. Unit value growth is determined by the level of short-term interest rates from time to time as income is reinvested. Investment in other securities to the extent deemed appropriate by UMB is not prohibited.

The Units of a Fund are offered at a price that is calculated by dividing the market value of all the assets in the Fund including cash, if any, less liabilities at the close of business on the valuation date by the total number of outstanding Units of that Fund on the valuation date (the date on which a participating plan may invest in a Fund). No discounts or commissions are paid as a result of the sale of the Units.

This Prospectus also describes the investment of assets of a retirement plan that utilizes the UMB Bank Defined Contribution Plan and Trust (a "DC Plan") in one or more of the Funds, the right of an individual participant to elect to direct the investment of assets in such participant's account number under a DC Plan and distribution of benefits under a DC Plan.

These securities have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or any other regulatory authority, nor have any of the foregoing authorities passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Units of Participation in the funds are not deposits or obligations of, or guaranteed or endorsed by UMB Bank, n.a., and units of participation are not federally insured by the Federal Deposit Insurance Corporation, The Federal Reserve Board, or any other governmental agency, and involve investment risk including the possible loss of the principal invested. The collective investment funds are not registered as investment companies under the Investment Company Act of 1940 and, therefore, are not subject to compliance with the requirements of such act. Units are not "redeemable securities" within the meaning of the Investment Company Act of 1940.

See "Risk Factors" on page 2 for a discussion of certain matters that should be considered in evaluating an investment in the Units.

This Prospectus does not constitute an offering in any jurisdiction in which such offering may not be legally made.

                         UMB Bank, National Association
                                Trust Department
                        1010 Grand Boulevard - Box 419692
                        Kansas City, Missouri 64141-6692
                                 (816) 860-7474

                                  Risk Factors


There is a market risk inherent in any investment in securities, whether equity, debt or other instruments since the prices of securities may fluctuate because of market conditions, economic factors, governmental fiscal and monetary policy, and other reasons that cannot be anticipated and are out of the control of the Trustee. Accordingly, there can be no assurance that the objectives of a Fund will be achieved, and at the time Units in a Fund are withdrawn by reason of a change in the investment in a Participant's Account, the payment of benefits, or the withdrawal of voluntary contributions, the value of such Participant's interest may be more or less than the amount contributed to a Participant's Account.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon.

Investors are advised to consult with an attorney or tax advisor regarding the requirements for establishing a retirement plan and trust and investing in the UMB Collective Investment Funds and the tax consequences thereof.





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

                                Table of Contents

  Summary of the Collective Investment Funds ..................................4

  Summary of the UMB Bank Defined
    Contribution Plan and Trust ...............................................8

  The Collective Investment Funds ............................................10
    Investment of Participants' Accounts .....................................10
    Summary of Units of Participation Values .................................10
    Investment Management ....................................................10
    Brokerage of Securities Transactions .....................................11

Investment Policies of the Collective Investment Funds........................11
    Investment Objectives.....................................................11
    Valuation of Funds' Assets................................................12
    Turnover Rates............................................................12

UMB as Trustee of the Funds ..................................................12

UMB Bank Defined Contribution Plan and Trust .................................14
    Definitions of Certain Terms .............................................14
    Adoption of a Plan .......................................................15
    UMB as Trustee of the Defined Contribution Plan and Trust ................16
    Plan Administrator .......................................................16
    Participation in the Plan ................................................16
    Contributions ............................................................16
    Restrictions on Investments ..............................................17
    Vesting of Participant's Interest ........................................17
    Benefits .................................................................17
    Amendment and Termination ................................................18
    Resignation, Removal and Succession of Trustee............................19
    Taxes, Expenses and Fees .................................................19
    Litigation ...............................................................19
    Limitation of Liability of Trustee .......................................19

Federal Income Tax Consequences of UMB
    Defined Contribution Plan and Trust ......................................20

Other Tax Consequences .......................................................21
       Penalty Taxes .........................................................21
       State Tax Consequences ................................................21

Reports ......................................................................21

Legal Matters ................................................................21

Additional Information .......................................................21

Recommendation to Consult Advisors ...........................................22

Table of Contents to Financial Statements ...................................F-1

                   Summary of the Collective Investment Funds

The Collective Investment Funds are trusts that have been established by UMB, which is also Trustee of the Funds, for the purpose of providing investment mediums for certain qualified retirement plans. There are three Funds, the investment objectives of which are as follows:

Fund for Pooling Equity Investments of Employee Trusts. The primary objective of the Pooled Equity Fund, which was created by UMB in 1955, in growth in value of units of the Fund through investments in equity securities and the reinvestment of income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited. See Investment Policies of the Collective Investment Funds.

Fund for Pooling Debt Investments of Employee Trusts. The primary objective of the Debt Fund, which was created by UMB in 1955, is stability in the value of underlying assets through investment in good quality fixed income obligations, such as those classified as A rated or better by standard rating services, and growth in unit values through the reinvestment of investment income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited. See Investment Policies of the Collective Investment Funds.

Pooled Income Fund for Employee Trusts. The primary objective of the Pooled Income Fund, which was created by UMB in 1974, is to provide a high degree of liquidity through the investment of funds in short-term fixed income obligations. Unit value growth is determined by the level of short-term interest rates from time to time as income is reinvested. Investment in other securities to the extent deemed appropriate by UMB is not prohibited. See Investment Policies of the Collective Investment Funds.

The assets of each of the Funds are managed by UMB as Trustee. UMB charges against the assets of each plan under the UMB Bank Defined Contribution Plan and Trust certain fees which are set forth in a schedule published from time to time by UMB. No start-up fees are charged new participants under a plan. More detailed information concerning fees for specific transactions under a plan is set forth under Summary of the UMB Defined Contribution Plan and Trust and Taxes, Expenses and Fees. All fees payable in connection with a plan are subject to change.

Except for withdrawal of voluntary contributions (See Employee Nondeductible Voluntary Contributions) the methods described under Benefits are the only means by which a participant may redeem or receive benefits from a participant's account under a plan.

Notwithstanding the respective investment objectives in the three separate funds, UMB, as Trustee, has broad discretion in the investment of the assets in the funds, and is not prohibited by the UMB Bank Defined Contribution Plan and Trust, from concentrating the assets of a fund in securities of one issuer or one industry, purchasing securities on margin, making short sales, trading in commodities, purchasing the securities of new enterprises or engaging in various investment practices which are not specifically set forth in this Prospectus.

                         Selected Financial Information

The historical performance of the Pooled Equity Fund, the Pooled Debt Fund, and the Pooled Income Fund is set forth below for the periods indicated. The tables contain selected data per Unit for each Fund based on the annual average number of Units outstanding for each of the five years presented in the tables. Information in these tables should be read in conjunction with the financial statements for the three years ended October 31, 1998 and the related notes thereto as set forth in part two of this Prospectus. Past performance is no guarantee of future results.



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
             Fund for Pooling Equity Investments of Employee Trusts
                   Selected Financial Information (Per Unit)1

                                                        For the year ended October 31,
                                          1998         1997         1996         1995          1994
                                      ------------ ------------ ------------ ------------ --------------
Investment income                          $ 3.03      $ 2.49      $ 2.31       $ 2.26         $ 1.71
Expenses                                      .00         .01         .01          .01            .01
                                      ------------ ------------ ------------ ------------ --------------
Net investment income                        3.03        2.48        2.30         2.25           1.70

Net realized and unrealized gain on
investments                                  3.93       13.75        5.92         5.70           1.80
                                      ------------ ------------ ------------ ------------ --------------
Net increases in unit value                  6.96       16.23        8.22         7.95           3.50
Unit Value:
        Beginning of year                   88.77       72.54       64.32        56.37          52.37
                                     ------------ ------------ ------------ ------------ --------------
        End of year                        $95.73      $88.77      $72.54       $64.32         $56.37
                                     ============ ============ ============ ============ ==============
Ratio of expenses to average
participants' interest                       0.00%       0.01%       0.01%        0.01%          0.01%
                                     ============ ============ ============ ============ ==============

Ratio of net investment income to
average participants' interest(2)            3.28%       3.17%       3.28%        3.74%          3.12%

Ratio of net realized and unrealized gain
on investments to average participants'
interest2                                    5.18%      17.83%       8.91%        9.32%          3.31%
                                     ------------ ------------ ------------ ------------ --------------

Ratio of net increase from investment
activities to average                        8.46%      21.00%      12.19%       13.06%          6.43%
participants'interest2

                                     ============ ============ ============ ============ ==============
Number of units outstanding at
end of year                             1,948,510   2,444,463   3,578,723    4,082,250      4,117,128
                                     ============ ============ ============ ============ ==============

1 All per unit information has been adjusted to reflect the 5 for 1 unit split that took place during the quarter ended July 31, 1994.

2  Participants' interest is the total net assets of the Fund.

              Fund for Pooling Debt Investments of Employee Trusts
                   Selected Financial Information (Per Unit)1

                                                      For the year ended October 31,
                                          1998         1997         1996         1995          1994
                                      ------------ ------------ ------------ ------------ --------------
Investment income                          $ 4.34       $4.10         $ 3.89      $3.33       $ 3.39
Expenses                                      .01         .01            .01        .01          .01
                                   ------------------------------------------------------------------
Net investment income                        4.33        4.09           3.88       3.32         3.38

Net realized and unrealized gain (loss) on
investments                                  2.41         .93          (.67)       3.82        (5.23)
                                   ------------------------------------------------------------------
Net increase (decrease) in unit value        6.74        5.02           3.21       7.14        (1.85)
Unit Value:
       Beginning of year                    66.40       61.38          58.17      51.03        52.88
                                   ------------------------------------------------------------------
       End of Year                        $ 73.14     $ 66.40        $ 61.38    $ 58.17      $ 51.34
                                   ==================================================================
Ratio of expenses to average
participants' interest2                      0.01%       0.01%          0.01%      0.01%        0.01%
                                   ==================================================================
Ratio of net investment income to average
participants' interest2                      6.25%       6.45%          6.52%      6.12%        6.53%

Ratio of net realized and unrealized gain
(loss) on investments to average
participant's interest2                      3.02%       0.93%        (1.30%)      6.55%      (10.20%)
                                  ------------------------------------------------------------------
Ratio of net increase (decrease) from
investment activities to average
participants interest2                       9.27%       7.38%          5.22%     12.67%      ( 3.67%)
                                    =================================================================
Number of units outstanding
at end of year                          1,592,285   1,958,030      2,752,806  2,825,108    3,148,300
                                    =================================================================

1 All per unit information has been adjusted to reflect the 2 for 1 unit split that took place during the quarter ended July 31, 1994.

2  Participants' interest is the total net assets of the Fund.

                                        Pooled Income Fund for Employee Trusts
                                      Selected Financial Information (Per Unit)1

                                                      For the year ended October 31,
                                         1998         1997         1996         1995           1994
                                     ------------ ------------ ------------ ----------- ------------------
Investment income                          $ 2.97      $ 2.84         $ 2.72     $ 2.67       $ 1.73
Expenses                                        -           -              -          -            -
                                     ------------ ------------- ------------ -------------- --------------
Net investment income                        2.97        2.84           2.72       2.67         1.73
Net realized and unrealized gain (loss) on
investments                                   .15        (.02)          (.03)       .05         (.03)
                                     ------------ ------------- ------------ -------------- --------------
Net increase in unit value                   3.12        2.82           2.69       2.72         1.70
Unit Value:
      Beginning of year                     52.92       50.10          47.41      44.69        42.99
                                     ------------ ------------- ------------ -------------- --------------
      End of year                           56.04        52.92         50.10      47.41        44.69
                                     ============ ============= ============ ============== ==============
Ratio of net investment income to average
participants' interest1                      5.47%        5.53%         5.59%      6.07%        3.95%

Ratio of net realized and unrealized gain
(loss) on investments to average
participants' interest1                      0.00%        0.00%        (0.06%)     0.12%       (0.10%)
                                     ------------ ------------- ------------ -------------- --------------
Ratio of net increase from investment
activities to average participants'
interest1                                    5.47%       5.53%          5.53%      6.19%        3.85%
                                     ============ ============= ============ ============== ==============
Number of units outstanding at
end of year                               499,036     661,185        884,822  1,386,619    1,354,317
                                     ============ ============= ============ ============== ==============

1  Participants' interest is the total net assets of the Fund.

                                     Summary
                                     of the
                  UMB Bank Defined Contribution Plan and Trust

                                 Plan and Trust

In order to provide certain employers with a means by which they may establish a qualified retirement plan through which the employers may have contributions to such plans invested in the Funds, UMB offers a Retirement Plan ("Plan") and related Trust ("Trust") for adoption by corporations, associations, self-employed individuals and partnerships (each called "Employer"), which has been determined by the Internal Revenue Service to be in compliance with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). See UMB Bank Defined Contribution Plan and Trust. UMB acts as Trustee under a Plan and Trust that has been established by an employer. See UMB as Trustee of the Defined Contribution Plan and Trust. Investments of contributions to a Trust, except contributions to Individually Directed Accounts, shall be made by the Trustee in its absolute discretion and the Trustee may invest contributions in the Pooled Equity Fund, the Pooled Debt Fund and the Pooled Income Fund or any combination thereof. Investment of contributions to an Individually Directed Account is directed by the Participant, and such contributions may be invested in the Pooled Equity Fund, the Pooled Debt Fund, the Pooled Income Fund or in any form of investment not prohibited by ERISA. At the request of a Participant in a Plan and Trust, life insurance or annuity contracts may be purchased for such Participant subject to the limitations and restrictions of the Internal Revenue Code and Regulations promulgated thereunder. See Investment of Participants' Accounts and Definitions of Certain Terms.

                           Adoption of Plan and Trust

Any Employer may adopt a Plan and Trust by executing an Adoption Agreement designating therein, among other things, (1) the eligibility requirement for employees in terms of age and continuous period of employment, (2) whether the Plan is a pension or profit-sharing plan, (3) the formula for Employer contributions to the Plan, (4) the vesting schedule for Employer contributions, and (5) the allocation of Employer contributions. Adoption of a Plan and Trust establishes a separate Trust for each adopting Employer. See Adoption of a Plan.

                           Administration of the Plan

The Employer designates a Plan Administrator for purposes of the requirements of ERISA and if no Plan Administrator is designated, the Employer is deemed to be the Plan Administrator. The Plan Administrator determines the eligibility of Employees for participation and benefits, maintains certain records, advises the Trustee regarding payments and individual investment directions of Participants and has the exclusive right to establish such rules and procedures as are reasonably necessary for proper and efficient administration of the Plan. The Plan Administrator is charged with all duties imposed upon an administrator under ERISA. See Amendment and Termination.

                                   The Trustee

UMB is the Trustee of a Plan and Trust that has been adopted by an Employer and may not be designated as a Plan Administrator. The Trustee receives contributions made under the Plan and may invest them in its own discretion, unless a Participant elects to direct his own account, in the Pooled Equity Fund, the Pooled Debt Fund, the Pooled Income Fund, or any combination thereof. The Trustee is not responsible for the administration of the Plan or for monitoring the Employer's compliance with the Plan or for the performance of the Plan Administrator. See UMB as Trustee of the Funds.

UMB has been a national bank since 1934 and was formerly The City National Bank & Trust Company of Kansas City. It became a wholly owned subsidiary of UMB Financial Corporation in 1969. UMB's total assets as of September 30, 1998 were $3,825,739,000 and as of the same date its deposits were $3,042,451,000 and its total capital accounts were $354,166,000. The Trust Department of UMB maintains several collective funds for trust investment and three separate pooled funds for employee benefit plan investment. The Trust Department of UMB, as of September 30, 1998, managed approximately $14,500,000,000 in assets.

The Trustee may resign at any time by giving sixty (60) days' prior written notice to the Employer. The Employer may remove the Trustee at any time by giving sixty (60) days' prior written notice to the Trustee. In the event of resignation or removal of the Trustee, the Employer must appoint in writing a successor Trustee and such successor Trustee must evidence its acceptance of the trusteeship in writing. See Resignation, Removal and Succession of Trustee.

                           Investment of Contributions

Unless a Participant specifically elects, by written notice to the Trustee on a form provided for such purpose, to direct the Trustee to separate the Participant's interest in the Plan in a separate account which is designated an Individually Directed Account, the Trustee will invest all contributions to the Plan in its own discretion. In its discretion the Trustee may invest contributions in any one or more of the Collective Investment Funds. See the Collective Investment Funds.

                                 Life Insurance

If authorized by the Employer in the Plan and at the request of any Participant, any portion which is less than fifty percent (50%) of the Employer's contribution to such Participant's Account may be applied to the purchase of life insurance or annuity contracts. The Trustee will be the beneficiary of the proceeds of any such life insurance or annuity contract and the owner of all such contracts. Upon the death of a Participant, the Plan Administrator and the Trustee will take appropriate action to procure payment of the proceeds of any such contract to the listed beneficiaries of the Participant. See Investment of Participants' Accounts.

                    Charges Applicable to the Plan and Trust

Unless otherwise paid by the Employer, the following will constitute charges upon the Trust and will be paid by the Trustee out of the Trust:

(1) all taxes imposed upon the Trust, the income or assets of the Trust or the Trustee in its capacity as Trustee;
(2) all expenses incurred by the Trustee in its capacity as Trustee, including attorney's fees, accountants' fees and other expenses incurred by the Trustee in the performance of its duties in connection with the Trust;
and
(3) fees and other compensation of the Trustee for its services under the Plan.

Within sixty (60) days after the close of each Plan year, the Trustee will render to the Employer and to the Plan Administrator a written accounting of all charges made upon the Trust during the preceding year, such written accounting to be approved by the Employer. See Taxes, Expenses and Fees.

                            Federal Tax Consequences

In computing adjusted gross income for federal income tax purposes, an Employer may deduct the full amount of contributions to the Plan, within the contribution limits of the Plan, on behalf of the Participants who are common-law employees, and such contributions will not be includable in the gross income of the employees. Contributions on behalf of the Participants who are self-employed persons will be includable in gross income, but such a Participant, in computing adjusted gross income, may deduct the Employer's contribution on his behalf up to $30,000 or the percentage contribution limit of the Plan, whichever is less. Amounts distributed from the Trust generally are subject to federal income tax at the time of distribution. However, benefit payments representing a return of Nondeductible Voluntary Contributions are not taxable income. See Federal Income Tax Consequences of UMB Defined Contribution Plan and Trust and Other Tax Consequences.


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
                         THE COLLECTIVE INVESTMENT FUNDS

                      Investment of Participants' Accounts

Subject to the right of any Participant to elect to direct the investments of his or her Individually Directed Account, including the right to direct the purchase of life insurance, the Trustee manages the investment of all participants' accounts under each separate participating retirement plan in a Fund as a single fund. The assets of each such plan are invested in the Funds, with the debt/equity ratios determined from time to time by the Trustee, often following consultation with or recommendations by the Employer.

Records of the Participants' interests in the separate participating retirement plans (not to be confused with the Funds) may be maintained either on a "dollars and cents" basis, or on a "shares" basis, whichever the Trustee deems appropriate in each case.

Where a "shares" basis accounting method is employed, shares are initially created at the value of $1 each. At each subsequent valuation date of the particular retirement Plan, the value of each share is determined by dividing the number of outstanding shares of such plan into the total current fair market value of all net assets of the retirement plan. Shares representing benefit payments to be distributed or insurance premiums to be paid as of any pertinent plan valuation date are cancelled at their value on that valuation date. Similarly, new shares representing additional contributions to be allocated to participants are created at the share value applicable on the pertinent plan valuation date.

In determining the current fair market value of assets of a particular participating retirement plan, the current unit values of the Funds, as determined by the Trustee, are multiplied by the number of units of participation in a Fund or the Funds owned by the particular plan.

The regular valuation date for each participating retirement plan is the last business day of the plan year. Additional valuation dates may occur throughout the plan year as necessary or desirable for administrative purposes, including the occurrence of a benefit distribution event and the allocation of voluntary or salary deferral contributions. The additional valuation dates correspond to the last business day of a calendar month.

                    Summary of Units of Participation Values

The table below shows the value at each annual valuation date for the date indicated of a unit of participation in each of the Funds:

Valuation Date   Pooled Equity Fund(1)  Pooled Debt Fund(2)   Pooled Income Fund
--------------   ---------------------  -------------------   ------------------

October 31, 1994            $56.37           $51.03                $44.69
October 31, 1995            $64.32           $58.17                $47.41
October 31, 1996            $72.54           $61.38                $50.10
October 31, 1997            $88.77           $66.40                $52.92
October 31, 1998            $95.73           $73.14                $56.04


(1) All per unit information has been adjusted to reflect the 5 for 1 unit split that took place during the quarter ended July 31, 1994.

(2) All per unit information has been adjusted to reflect the 2 for 1 unit split that took place during the quarter ended July 31, 1994.

                              Investment Management

In managing the investments of the Funds, UMB as Trustee for the Funds, invests and reinvests the assets of the Funds in a manner consistent with the policies described below under "Investment Policies of the Collective Investment Funds." UMB's Trust Department is responsible for the continuing supervision and evaluation of all investment funds. Research, portfolio management, security trading, and statistical review and analysis are carried on by the Trust Department under the supervision of the senior trust investment officer.


All investments of the Funds in securities are reviewed and approved by the Trust Management and Trust Policy Committees of UMB. These committees are composed of senior bank officers and/or directors. Portfolio managers are provided with specific guidelines with respect to the balance between equity and fixed income securities, diversification of equity investment by industry and by company, and the timing of purchases and sales. The guidelines are prepared by UMB's Trust Department, subject to approval by UMB's Trust Policy Committee.

                      Brokerage of Securities Transactions

The Trust Department of UMB does not act as a broker or dealer in securities transactions. Moreover, as a matter of general policy, no person exercising discretionary investment authority on behalf of UMB is permitted to acquire or dispose of a substantial portion of securities of any issuer at the time such securities are being purchased or sold by or for any of the Funds. It is UMB's general practice to select security brokers on the basis of their ability to provide the best execution on the purchase or sale of portfolio securities for all of the Funds. Fixed income security transactions are normally done on a net basis while commissions are paid for the execution of common stock and convertible security transactions. When executing security transactions requiring commissions, UMB gives consideration to research services provided by brokers and, therefore, does not limit the placing of orders to brokers providing only sales execution services. A portion of these commissions is derived from security transactions for the Funds. Research reports received in exchange for commission business cover a wide variety of subjects ranging from economic and monetary and fiscal policy through reports on specific companies, and such research is used extensively by UMB's analytical group. UMB may cause the Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting the transaction, but only when UMB has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or UMB's overall responsibilities with respect to the accounts as to which it exercises investment discretion.

In addition to research services and information obtained in connection with specific brokerage transactions as described above, UMB currently has such commission agreements, understandings or both with Bear Stearns & Co.; Paine Webber; Standard & Poor's Corporation; Morgan Stanley, Inc.; Boston Institutional Services; Capital Institutional Services, Inc.; Paragon; Frank Russell; and Wm. O'Neil, concerning the providing of statistical reports on economic conditions and reports relative to the investment performance of various money managers and data on selected securities that are considered for purchase in these Funds, all such reports and data having been compiled by third parties. The commissions paid to the companies providing such reports and data aggregate approximately sixty percent (60%) of the total brokerage commissions paid by UMB on an annual basis. Such reports and data are available to UMB in its management of pooled funds as well as all of its other accounts.

             Investment Policies of the Collective Investment Funds

                              Investment Objectives

The primary investment objective of each of the Funds is set forth under Summary of the Collective Investment Funds. With the exception of the U.S. Government and Federal Agency issues, not more than 10% of the market value of the assets of any Fund is invested in the securities of a particular issuer. UMB, as Trustee, seeks to realize the investment objective of each of the Funds as follows:

Pooled Equity Fund. This Fund is invested in a broadly diversified portfolio of common stocks and convertible securities which is designed to give representation in those segments of industry which UMB feels will grow more rapidly than the economy as a whole. These investments are supplemented from time to time by some exposure to more cyclical industries when deemed appropriate considering the objectives of the Fund. Current yield is not a prime consideration as growth in value is sought through appreciation of capital over a period of years. At such time as economic and other consideration dictate, a significant portion of the Fund may be invested in short-term fixed income obligations.

Pooled Debt Fund. This Fund is invested primarily in U.S. government, federal agency and corporate fixed income obligations, mortgages and mortgage participations. In managing the assets of this Fund, consideration is given to the prospective trends in short, intermediate and long-term interest rates, yield differentials between various grades and classifications of securities and attractiveness of discount or premium bonds. Funds awaiting permanent investment or distribution are placed in short-term money market instruments. Capital growth is attained primarily through reinvestment of interest income.

Pooled Income Fund. This Fund is invested in short-term (maturities up to 5 years) fixed income obligations in order to provide maximum current income consistent with ready marketability. Investments may be made in direct or guaranteed obligations of the United States of America or agencies thereof, state or local government agencies, debt securities issued by corporations or other business organizations, including commercial paper, certificates of deposits issued by commercial banks (other than UMB), savings banks or savings and loan associations, other securities or obligations of the type or types commonly known as money-market instruments or liquid guaranteed contracts issued by major insurance companies and are concentrated in those areas which appear most attractive, quality considered. Maturities are staggered to provide liquidity based on historical cash flow considerations. Growth in capital values resulting from reinvested income will vary significantly with changes in short-term interest rates, but fluctuations in capital values are generally minimal by reason of short maturities.

                           Valuation of Funds' Assets

The Trustee of the Funds revalues the units of participation of each Fund as of each Fund's valuation date. The last business day of each month is the regular valuation date. The new unit value is computed by determining the market value of all assets of the Fund, including cash, if any, less liabilities, at the close of business on the valuation date, and then dividing that value by the total number of units outstanding on that date.

On each valuation date, the Trustee computes the net income or loss of each Fund since the last valuation date. All such income is included in the principal value of the Fund and of each outstanding unit. Income is retained in each Fund for reinvestment and is not distributed in cash to each participating retirement plan.

Any retirement plan participating in the Funds may acquire units of participation in a Fund or may redeem any units it holds on any valuation date at the new unit value. Any plan that is redeeming units must give notice of its intention to do so at least five days in advance of a valuation date.

                                 Turnover Rates

UMB cannot estimate with any reasonable certainty what the annual turnover rate for the assets held by the Funds will be. If the value of withdrawals from a Fund exceeds the value of contributions directed to be invested in such Fund in a given year, that Fund will be required to reduce its holdings (and incur brokerage fees) independent of any sales and purchases made by UMB as Trustee of the Funds in its efforts to achieve the investment objectives of such Fund. In any event, the turnover rate of a Fund will depend upon the extent UMB deems it reasonable and appropriate to dispose of and replace certain of such Fund's investments as a means of achieving its investment objectives.

The turnover rates of the Pooled Equity Fund, the Pooled Debt Fund and the Pooled Income Fund for the past five fiscal years are shown in the table below:

                                         Annual Turnover Rates*
                           1998      1997     1996      1995     1994
                           ----      ----     ----      ----     ----
Equities and Convertibles
  in Pooled Equity Fund    44.54%    40.36%  24.23%    30.59%    16.32%
Marketable Debt in Pooled
  Debt Fund                32.11%    44.22%  22.27%     20.78%   13.78%
Pooled Income Fund         785.76%  788.29% 828.79%    743.18%  438.62%

*All turnover rates are calculated as a percentage of market value of assets in the respective Fund. The basic method of calculation of turnover rates is to divide the total sales (excluding short-term securities) for a quarter by the average market value for the quarter and then add the four quarterly changes together to obtain the annual turnover rate.

                           UMB as Trustee of the Funds

Regulations of the Comptroller of the Currency prohibit UMB from having any interest in the Funds other than in its capacity as Trustee. Such regulations prohibit UMB from lending money to, selling property to or purchasing property from a Fund except for temporary net cash overdrafts, and no assets of a Fund may be invested in stock or obligations of UMB, except that funds held by UMB as Trustee pending suitable investment or distribution may temporarily be held in time or savings deposits with UMB. UMB cannot purchase securities for the Funds from its own portfolio or trading account. Regulations of the Comptroller of the Currency also prohibit UMB from making any loan on the security of the units of participation.


Such regulations do not prohibit UMB from investing the assets of any Fund in the securities of issuers which have borrowed funds from UMB's commercial loan division or which maintain deposit or other accounts or otherwise have an ongoing banking relationship with UMB, and UMB may purchase the securities of such issuers for any of the Funds (including securities the proceeds of which may be used, in whole or in part, to repay loans to such issuers from UMB).

However, in acting as Trustee for the Funds and other fiduciary accounts, the personnel of UMB's Trust Department do not discuss their investment decisions with any personnel of UMB's commercial banking department, and investment decisions for the Funds and other fiduciary accounts are made by the Trust Department solely from the standpoint of the interest of such fiduciary accounts.



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
                                   UMB BANK

                       DEFINED CONTRIBUTION PLAN AND TRUST

                          Definitions of Certain Terms

As used in this Prospectus, the following terms shall have the meaning indicated below. These definitions are qualified by reference to the Plan and Trust, which should be consulted for the complete definitions of the terms used therein.

Account: a Participant's separate interest in a Trust.

Break in Service: (a) For purposes of determining eligibility to become a Participant, each consecutive twelve month period commencing on the date of commencement of employment during which an Employee has completed five hundred or fewer Hours of Service; and (b) For all other purposes of the Plan, any Plan Year during which the Employee has completed five hundred or fewer Hours of Service and on the last day of which he is not an Employee. Any Plan Year of less than twelve months will be disregarded for purposes of this subsection.

Code: the Internal Revenue Code of 1986, as amended from time to time.

Compensation: the Earned Income of a Self-Employed individual or, with respect to any Employee other than a Self-Employed individual, as defined by the Employer in its Adoption Agreement. For any Plans and Trust deemed to be top-heavy, only the first $160,000 (as indexed) of a Participant's annual Compensation shall be taken into account for purposes of determining Employer contributions under the Plan.

Earned Income: the net income from self-employment in the trade or business with respect to which the Plan is established and for which personal services of the individual are a material income-producing factor.

Effective Date: the first day of the fiscal year of the Employer when the Employer adopts and establishes its Plan, as specified by the Employer in its Adoption Agreement.

Employee: any person employed by the Employer in any capacity.

Employer: the individual proprietor, partnership, association or corporation establishing one or more Plans and Trusts under this basic plan document, and any affiliate thereof which may also, by appropriate action, adopt any such Plan and Trust of the Employer.

Entry Date: (a) the first day of the Plan Year; and (b) the six-month anniversary of the first day of each Plan Year.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

Fund: one of the three separate Collective Investment Funds in which the Trustee may invest, which are the Fund for Pooling Equity Investments of Employee Trusts (Pooled Equity Fund), the Fund for Pooling Debt Investments of Employee Trusts (Pooled Debt Fund) and the Pooled Income Fund for Employee Trusts (Pooled Income
Fund).

Hour of Service: each hour of service for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

Net Earnings: the net income or profits of the Employer for each Plan Year as determined by the Employer upon the basis of its books of account in accordance with generally accepted accounting principles, but without any deduction for taxes based on income, or for contributions made by the Employer under the Plan or any other employee benefit plan or employee welfare plan maintained by the Employer.

Normal Retirement Age: the age specified by the Employer in the Adoption Agreement, but in no event a date later than the 65th birthday of a Participant.

Nonowner Partner: a person who is a partner, but not an Owner-Employee, in the partnership Employer.

Owner-Employee: any individual who, in the event the employer is a partnership, owns more than 10% of either the capital interest or the profits interest in the business of such partnership, and, in the event the Employer is a sole proprietorship, is the proprietor.


Participant: any Employee who is eligible to participate and is participating in the Plan of the Employer.

Permanent and Total Disability: the apparently permanent inability of a Participant to continue performance of his theretofore regular duties in a reasonably efficient manner due to physical or mental incapacity that has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Plan Administrator.

Plan: the profit sharing plan or money purchase pension plan established by an Employer in the form of the Plan and Trust including an Adoption Agreement.

Plan Administrator: the individual designated by the Employer in its Adoption Agreement (and, if none is designated, then the Employer) who will be charged with the general administration of the Employer's Plan.

Plan Trust: the trust fund held and administered under the Employer's Plan, consisting of contributions thereto and income therefrom and increments thereon.

Plan Year: each consecutive twelve-month period ending on the date designated by the Employer in its Adoption Agreement, unless it is the first year of the Plan or there is a change in the Plan Year.

Self-Employed Individual: an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no Net Earnings for the taxable year.

Trustee: UMB, or any successor association or corporation thereto and any successor Trustee appointed according to the Plan, which acts as Trustee of the Plan Trust.

UMB:  UMB Bank, n.a.

Valuation Date: the last business day of the Plan Year and such other days specified by an Employer in its Adoption Agreement.

Year of Service: (a) for purposes of determining eligibility under the Plan each consecutive twelve-month period commencing on the date of employment during which period an Employee has completed one thousand or more Hours of Service; and (b) for purposes of determining vesting under the Plan, each consecutive twelve-month period of employment with the Employer during which an Employee has completed one thousand or more Hours of Service.

                               Adoption of a Plan

An Employer may adopt a Plan and establish a Trust, subject to acceptance by UMB, by completing and duly executing an Adoption Agreement. The Employer must indicate in the Adoption Agreement whether the Plan is a new Plan or an amendment and continuation of another retirement plan. If the latter, the amendment and continuation must be permitted by the terms and conditions of such other plan, and all assets of that plan must be transferred to UMB, as Trustee of the Plan. Generally, where the predecessor plan was a qualified plan, appointment of UMB as successor Trustee will not have adverse tax consequences to the Employer or to any Participant.

The Plan provides for election by the Employer concerning the following details of participation, which may differ as between different Employers, and which are stated in the Adoption Agreement: (1) the Effective Date of the Plan; (2) the number of months of service required of Employees to be eligible for participation; (3) the vesting schedule for Employer contributions; (4) the amount to be contributed by the Employer on behalf of each Participation, which cannot exceed certain limitations, described below under "Contributions"; (5) whether the Plan is to be a Pension or Profit Sharing Plan; (6) whether participant loans, life insurance, salary deferral contributions and voluntary contributions are authorized; and (7) the allocation of Employer contributions. The Employer is free to amend the Plan to change one or more of such elections although amendments are subject to the general restrictions on amendments of the Plan by an Employer. See Amendment and Termination.

            UMB as Trustee of the Defined Contribution Plan and Trust
The Plan gives UMB, as Trustee of the Trust established thereunder, broad powers with respect to the management and disposition of Trust assets. These powers, as more fully set forth in Article II of the Plan, include the right to invest and reinvest the assets of the Trust in evidences of indebtedness, evidences of ownership, securities and other personal property and real property as the Trustee shall in its absolute discretion select; purchase life insurance and annuity contracts when directed to do so by the Plan Administrator; to maintain a portion of the assets of the Trust in cash and unproductive of income as it may deem advisable or expedient; to sell, assign, exchange, convey or otherwise transfer, lease, mortgage, encumber, improve, abandon, alter or raze any part or all of the securities or other property of the Trust upon such terms and conditions as in its sole discretion it shall deem to be in the best interest of the Trust; to exercise all the rights with respect to any certificates of stock or other securities held by it as assets of the Trust, including the right to vote all certificates of stock; to sue or defend any suit or legal proceeding by or against the Trust; to acquire and hold any securities or other property of the Trust without disclosing its fiduciary capacity; to employ attorneys, accountants and others, as it may deem advisable in the best interests of the Trust, and to pay their reasonable expenses and compensation out of the Trust; to execute and deliver, as Trustee, any and all instruments in writing necessary or proper for the effective exercise of any of the Trustee's powers; to borrow money from others and to advance its own funds to the Trust upon such terms it deems to be in the best interests of the Trust; to determine what is principal and what is income of the Trust and to allocate gains and losses between principal and income; to sell options to purchase the securities held in the Trust; and to perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

                               Plan Administrator
ERISA provides that administrators and trustees of certain retirement plans and trusts are subject to certain fiduciary standards in addition to any standard imposed by instruments establishing a plan or trust. In the case of a Plan under the Plan and Trust, the Plan Administrator will be the Employer for all purposes of ERISA and the Code unless another person is so designated in the Adoption Agreement. ERISA prohibits the Plan Administrators, Employers, Trustees and certain related persons from engaging in certain transactions with the assets of a retirement trust, including, generally, the sale, exchange, lease or loan of property, the furnishing of goods, services or facilities, or the transfer of assets of the trust, to or by such persons. ERISA imposes excise taxes on employers, trustees and other disqualified persons who engage in prohibited transactions with a plan. ERISA also imposes civil liabilities on trustees, administrators and other fiduciaries for violations of the Act's standards and requires the Plan Administrator to make detailed disclosures and reports regarding a plan or trust and its administration.

UMB will assist Employers and the Plan Administrators in meeting their reporting and disclosure requirements under ERISA by preparing and distributing annually to Participants after the close of the Funds' fiscal year a revised edition of the Prospectus and its accompanying financial statements, and a statement of transactions for each Participant's Account. UMB will also provide such Employers and Plan Administrators with such information regarding the Funds and the Plan as is necessary to enable such persons to meet their statutory responsibilities. However, Employers adopting the Plan should seek the advice of counsel regarding the reporting requirements and other responsibilities and duties to which they may be subject under ERISA.

                            Participation in the Plan
The Plan provides that, subject to certain limitations, each Employee will be eligible to participate in the Plan as of his Entry Date. An Employee becomes eligible to participate, if he is then employed, either on the date the Plan becomes effective, if the Employee has then satisfied the eligibility requirements of the Plan, or the first Entry Date thereafter on which the Employee meets the eligibility requirements of the Plan. If the Employee has a Break in Service before he satisfies the period of employment required by the Plan, months of service before the Break in Service will be disregarded for purposes of determining eligibility during a period of subsequent employment.

                                  Contributions
Employer Contributions. If the Employer establishes a money purchase pension plan, the Employer is required to make contributions on behalf of each Participant, in an amount equal to the percentage of the Participant's
Compensation specified in the Adoption Agreement, which may not exceed 25% of total Compensation.

If the Employer adopts a Profit Sharing Plan, contributions may be made by the Employer on behalf of any Participant in a taxable year of the Employer regardless of whether the Employer has current or accumulated earnings or profits. The Employer's contribution is determined in accordance with the Employer Contribution Formula in the Adoption Agreement executed by the Employer which may not exceed 15% of total Compensation.

An Employer may adopt more than one Plan, but under no circumstances may the total amount allocated to any one Participant exceed 25% of the Participant's Compensation from the Employer or $30,000, whichever is less.

Employee Nondeductible Voluntary Contributions. If the Employer so elects, each Participant may contribute to the Plan for his own Account, but only through his Employer up to an amount, when added to the allocation otherwise made on behalf of the participant, that does not exceed 25% of the participant's compensation or $30,000, whichever is less. Earnings on voluntary contributions are exempt from federal income tax while held in the Trust. If the Employer elects in its Adoption Agreement, voluntary contributions may be withdrawn as of the last business day of any quarter, after all adjustments required under the Plan have been made, by written notice to UMB, through the Plan Administrator. Voluntary contributions are allocated to a contributing Participant's Account as of the last day of the quarter in which they are received by UMB.

Salary Deferral Contributions. If the Employer elects, each Participant may reduce his compensation from the Employer in exchange for contribution of that amount to the Plan on behalf of the Participant. Such amounts are not included in the income of the Participant, until received as a distribution from the Plan. If the Employer elects, the Participant may be able to withdraw salary deferral contributions prior to termination of employment upon reaching age 59 1/2 or hardship.

                           Restrictions on Investments

Although UMB, as Trustee, has broad investment discretion as to how the assets of the Funds are invested, the Plan requires UMB not to invest or reinvest assets of the Funds in securities issued by any Employer which has adopted the Plan. The Plan further specifies that UMB, as Trustee, shall not engage in any transaction of the nature described and prohibited by Section 406 of ERISA including amendments and regulations pertaining thereto. See UMB as Trustee for the Plan and Trust and UMB as Trustee for the Funds.

                        Vesting of Participant's Interest

A Participant's right to contributions paid to the Trust under the Plan will become fully vested and nonforfeitable in accordance with the vesting schedule established by the Employer in the Adoption Agreement. The value of a Participant's interest in the Plan may decline due to decreases in value of the investments held in any of the Funds in which contributions made by or on behalf of the Participant are vested. See Market Risks.

                                    Benefits

Except for withdrawal of voluntary contributions or salary deferral contributions (See Contributions), the methods described under this section entitled "Benefits" are the only means by which a Participant may redeem or receive benefits from such Participant's Account.

Valuation of Participant's Account. The participation of a Participant will cease on the day when his employment by the Employer terminates. Except for Individually Directed Accounts, the aggregate value of all Accounts of a Participant will be determined as of the Valuation Date coincident with or next preceding the distribution of his benefit and shall be designated the Participant's Benefit Amount. For Individually Directed Accounts, the aggregate value of all Accounts of the Participant shall be determined as of the date on which the Trustee distributed the benefits.

Retirement Benefits. A Participant's Benefit Amount will be paid in the form of a joint and survivor annuity unless one of the following methods of distributions is directed by the Plan Administrator at the Participant's request in compliance with conditions set forth in the Plan:

         (1)      payment in lump-sum;

         (2)      payment in one or more annual or more frequent installments.

Disability Benefits. In the event the Plan Administrator determines that a Participant has suffered Permanent and Total Disability, the Participant will be entitled to a disability benefit. The Participant's Benefit Amount will be distributed by one of the methods described above under "Retirement Benefits," as elected by the Participant, with spousal consent (as applicable).

Death Benefits-Beneficiaries. A Participant's Benefit Amount will be payable in one lump-sum unless the Beneficiary, in the Beneficiary's discretion, elects another method of distribution. If the Participant is married, the Participant's Benefit Amount will be in the form of a survivor annuity, unless another benefit form has been elected pursuant to the Plan. The

Plan provides for the designation by a Participant of one or more beneficiaries, including successive or contingent beneficiaries, and for changes in the designation of beneficiaries from time to time without the consent of a prior beneficiary. The interest in the Account of a Participant given to any beneficiary ceases upon the beneficiary's death. If the Participant dies without designating a beneficiary or if the Participant has designated beneficiaries, but no beneficiary is alive to receive any amount which may become payable to the beneficiary, the interest in the Participant's Account will be paid to the Participant's surviving spouse, or if none, the Participants children, or if none, the Participant's estate.

Termination  of  Service.  In the  event a  Participant's  employment  with  the
Employer  is  terminated  for  any  reason  other  than  retirement,   death  or
disability, the Participant's Benefit Amount shall be paid as follows:

(1) If the Participant's Benefit Amount does not exceed $5,000, such Participant's Benefit amount shall be paid in full in a lump-sum within sixty days following the close of the Plan Year during which a termination of service occurred;

(2) If the Participant's Benefit Amount does exceed $5,000, it shall be distributed by one of the methods described above under "Retirement Benefits," as elected by the Participant, with spousal consent (as applicable).

Special Rule. Regardless of all information stated above in this section entitled "Benefits," the distribution of the Participant's Benefit Amount to any Participant generally must be commenced upon the Participant attaining the age of 70 1/2 years unless the Participant remains employed, and may be available upon reaching the later of age 59 1/2 or Normal Retirement Age under the Plan.

Assignment of Benefits. The interest of a Participant in a Trust and the right of any person to receive any payment of benefit provided under the Plan cannot be subject to assignment or in any manner by transferable or encumberable, either by voluntary or involuntary actions of a Participant or other person, except for purposes of a Qualified Domestic Relations Order.

                            Amendment and Termination

Adoption of the Plan is completely voluntary on the part of the Employer, and the Employer has the right at any time to amend the Plan, to change the person designated as the Plan Administrator and to change the elections made in the Adoption Agreement. See Adoption of a Plan. The Employer may also amend the Plan in other respects and continue the Plan as amended with another trustee or custodian. In such event, UMB, as Trustee, will transfer all assets held under the Plan to such other trustee or custodian.

Subject to notice requirements that may be imposed by law, UMB has the right to amend the Plan and Trust and, concurrently each retirement plan and trust established in the form of the Plan and Trust shall be automatically amended. However, no such amendment shall become effective until a written copy of the amendment is received by the Employer. Receipt of a written copy of an amendment by an Employer is the only notice necessary prior to the amendment becoming effective.

No amendment to the Plan, as described above, may be made (except as may be required for the qualification of the Plan and the tax-exempt status of the Trust under the Code) which will (1) give the Employer an interest in, or ownership or control of, any part of the Trust or the assets thereof, (2) make possible the diversion of any part of a Trust for any purpose other than the exclusive benefit of Participant in such Trust, (3) operate to deprive any Participant of benefits previously vested in him or (4) change the rights, duties or responsibilities of the Trustee without the consent of the Trustee.

The Plan will terminate on the date (1) the Plan is terminated by the Employer, if the Employer gives written notice of the termination to the Trustee, (2) the Employer is judicially declared bankrupt or a general assignment is made by the Employer for the benefit of creditors or (3) the Employer loses its identity by dissolution, merger, consolidation or reorganization unless within thirty days thereafter provision in writing consented to by the Trustee is made by the successor to the Employer to continue the Plan and Trust. The Plan will also terminate on the resignation or removal of the Trustee when no successor Trustee has been appointed and accepted the appointment within sixty days after the effective date of the resignation or removal.

If the Plan is terminated, the Trustee will pay all taxes and expenses thereunder, will pay unpaid installments of any benefit payable in installments in a lump-sum in full, will assign and deliver to Participant's life insurance contracts which have been purchased on their lives and will then distribute the remaining assets of the Trust, or the proceeds thereof in the event of liquidation, to the Participants in the Plan in such proportion as the aggregate value of each Participant's account or accounts bears to the total value of all accounts then outstanding. Participants maintaining Individually Directed Accounts will be entitled to a distribution of the full value of such Individually Directed Account minus the Participant's pro rata share of taxes and expenses.

                 Resignation, Removal and Succession of Trustee

The Trustee may resign at any time by giving sixty days advance written notice to the Employer. The Employer may remove the Trustee by giving sixty days advance written notice to the Trustee. In the event of the removal of the Trustee, the Employer will appoint a successor trustee in writing and the successor trustee will accept the trusteeship of the Trust in writing.

                            Taxes, Expenses and Fees

The Plan provides that the following will constitute charges under the Trust and will be paid by the Trustee out of the assets of the Trust unless otherwise paid by the Employer: (1) all taxes imposed upon the Trust, the Trustee in its capacity as Trustee, or upon the assets or income of the Trust; (2) all expenses incurred by the Trustee in the performance of its duties including attorneys' fees, accountants' fees and other expenses incurred in connection with the Trust; and (3) fees and other compensation of the Trustee for its services hereunder in amounts agreed upon from time to time by the Employer and the Trustee. Within sixty days after the close of each Plan Year, the Trustee will render to the Employer and the Plan Administrator a written accounting of all charges made upon the Trust during the preceding year.

No taxes are currently imposed upon the Trust, the Trustee in its capacity as Trustee, or upon the assets or income of the Trust. Although the Trustee does not anticipate any taxes being imposed upon the Trust, the assets or income of the Trust or upon itself as Trustee, the Trustee cannot make any assurances that taxes will not be so imposed in the future.

No specific expenses to be imposed as charges under the Trust are currently anticipated except expenses in connection with providing Plan Participants with annual revised editions of this Prospectus including accompanying financial statements. Although UMB has paid all expenses in connection with preparation of the original Prospectus and the accompanying registration procedure, expenses incurred in connection with annually revised editions of the Prospectus may be allocated pro rata among the Participants' Accounts and the Trust.

Certain fees are charged in accordance with a schedule which is published from time to time by UMB. The schedule is available upon request and is subject to periodic change.

All fees are subject to change. In the event the Trustee changes any of the fees, written notice of the effective date of any change is given to the Employer prior to the effective date of the change. Notice of fee changes is not given directly to each Participant.

The annual fees and specific charges are intended to cover the normal expenses incurred by UMB with respect to management and administration of particular Trust's or Participants' accounts. The Plan permits UMB to charge extraordinary expenses, such as fees of attorneys and accountants, and all taxes properly chargeable to the Trust or Participants' accounts, to the assets of the Trust or such Participants' accounts. Where appropriate, expenses and taxes will be allocated among the Trust's and Participants' accounts with respect to which the expenses and taxes were incurred.

                                   Litigation

UMB is engaged in litigation of various kinds which in its judgment is not of material importance in relation to its total assets. None of the litigation now in progress relates to the Plan and Trust or the Fund.

                       Limitation of Liability of Trustee

The Plan provides that the Trustee shall not be liable for action upon any notice, direction, certificate, or other paper or document believed by the Trustee to be genuine and to have been executed by a Participant, the Plan Administrator or the Employer, or by a duly authorized person representing the Employer. The Trustee has no duty to investigate the financial condition of any legal reserve life insurance company licensed to do business in the state of Missouri before purchasing any insurance policy or annuity contract.

                       Federal Income Tax Consequences Of
                     UMB Defined Contribution Plan and Trust

A principal motive for the establishment of a retirement plan and trust is the favorable tax consequence which may be obtained thereby. UMB has received a favorable opinion from the Internal Revenue Service for the Plan and Trust, as amended, identified by IRS Serial Nos. D345327a, D245328a, D345329a, D245330a, D245331a, and D245332a. A Plan duly adopted by an Employer in the form of the Plan and Trust will be in a form so as to be eligible to qualify under Section 401 of the Code so long as the Employer observes the provisions and eligibility requirements thereof.

The following is a brief and necessarily incomplete description of the more important tax consequences of the Plan and Trust:

(1) An Employer in computing its adjusted gross income for federal income tax purposes may deduct the full amount of its contributions to the Plan, within the contribution limits of the Plan and the Internal Revenue Code, on behalf of Participants who are common-law Employees, and such contributions will not be includable in the gross income of such Employees. Contributions on behalf of Participants who are self-employed persons will be includable in gross income, but a Participant, in computing adjusted gross income, may deduct the Employees contribution to the Plan on his behalf up to the lesser of $30,000 or the amount determined by applying the percentage contribution limitations prescribed in the Plan and the Internal Revenue Code. Generally, benefit payments from the assets of the Trust are subject to income taxation at the date of distribution. However, benefit payments representing amounts contributed by a Participant as a Nondeductible Voluntary Contribution on his own behalf, or Employer contributions previously taxed to him, are not taxable income.

(2) The income earned by a Trust prior to distribution from the Trust is exempt from income tax. Unrelated business income of a Trust, if any, would be subject to tax. UMB does not intend to make an investment which would cause a Trust to incur any unrelated business income tax.

(3) The transfer by a Participant of all or a portion of his Account from one Fund to another Fund or to another available investment medium should not subject a Participant to federal income tax.

(4) Lump-sum distributions under the Plan are includable in gross income of the recipient as ordinary income unless made on account of the Participant's (i) death or (ii) separation from service in the case of a common-law employee,
(iii) after the Participant's attainment of age 59 1/2, or (iv) disability in the case of a self-employed person. In such cases, if the Participant was born before January 1, 1936, the portion of the lump-sum distribution deemed attributable to participation in the Plan prior to 1974 may be entitled to long-term capital gain treatment. The balance of a lump-sum distribution made on account of the above circumstances is taxable as ordinary income, but may be eligible at the election of the recipient for a special income averaging treatment known as "Five-Year Averaging" (or "Ten-Year Averaging" in the case of a Participant born before January 1, 1936) in the case of the Participant's death or if the Participant participated in the Plan for at least five taxable years prior to the year of distribution. Eligibility for and the computation of the tax under the Five-Year or Ten-Year Averaging treatment is complex but, if applicable, may result in a lower tax. A recipient of a lump-sum distribution should consult with a tax advisor with reference to making an election and computation of the tax.

(5) Generally, distributions under the Plan (other than certain periodic distributions, distributions required to be made after a Participant reaches age 70 1/2, distributions to correct violations of the nondiscrimination rules of the Code, hardship distributions and certain deemed distributions) may be transferred without current income tax liability to an Individual Retirement Account (IRA) or another qualified retirement plan. A 20% withholding tax will apply to any eligible rollover distribution unless the Trustee transfers such distribution directly to an IRA or another qualified retirement plan. If the Trustee distributes the eligible rollover distribution to the recipient, the Trustee must withhold 20% of the distribution, but the distribution will still qualify for current income tax deferral if the recipient transfers the entire amount of the distribution plus the amount withheld to an IRA or another qualified retirement plan within 60 days after receipt. The recipient must then claim the amount withheld as a credit on the recipient's federal income tax return.

(6) Distributions of benefits an installment payments are generally subject to income tax under the rules applying to annuities. The Participant has as cost basis an amount equal to the total amount of his Nondeductible Voluntary Contributions. The cost is spread over the period during which distributions are to be made, and payments received annually in excess of the allowable cost are taxed as ordinary income.

(7) Distributions received by a Participant prior to age 59 1/2 or death or disability may be subject to an excise tax of 10% of the amount of the distribution included in income.

                             Other Tax Consequences
                                  Penalty Taxes

Excise taxes levied as a penalty under ERISA include a 5% cumulative excise tax which is levied against the Employer on any required contributions which the Employer failed to make where the Employer has adopted a pension plan. Unless the default is cured within ninety days of the mailing of a deficiency notice, a further penalty of 100% of the deficiency will be assessed.

                             State Tax Consequences

State tax consequences vary and may result in different tax treatment for contributions and benefits from that which would result under federal law.

                                     Reports

Within sixty days after the close of each Plan Year the Trustee shall send to the Employer and to the Plan Administrator a written accounting of its administration of the Trust for such Plan year.

                                  Legal Matters

The legality of the Units offered hereby will be passed upon for UMB by Shook, Hardy & Bacon L.L.P., 1010 Grand Boulevard, 5th Floor, P.O. Box 15607, Kansas City, Missouri 64106. UMB or its affiliates may grant loans to partners and employees of Shook, Hardy & Bacon L.L.P. and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those rates prevailing at the time for comparable transactions with other persons which, in the opinion of UMB's management, did not involve more than the normal risk of collectibility or present other unfavorable features.

                             Additional Information

UMB, as Trustee, has filed with the Securities Exchange Commission (the "SEC") a Registration Statement on Form S-1 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Units of Participation in the Funds. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. This material can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and copies of such material can be obtained by mail from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Prospectus relating to the contents of any documents referred to herein are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, such statement being qualified in all respects by such reference.

The Funds and UMB Financial Corporation, the parent of UMB, are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports and other information with the SEC. This material can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and copies of such material can be obtained by mail from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.. UMB Financial Corporation common stock is quoted on the NASDAQ-National Market System and reports and other information concerning UMB Financial Corporation are filed therewith.

                       Recommendation to Consult Advisors

UMB recommends that each Employer consult with its attorneys, accountants and other appropriate professional advisors regarding the advisability of adopting the Plan and Trust, keeping in mind the legal, tax and financial results to be anticipated. UMB is unable to and does not undertake to render advice concerning such matters.



           ( The remainder of this page is intentionally left blank )

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS


                                                                            Page

Report of Independent
Accountants..................................................................F-2

Fund for Pooling Equity Investments of Employee Trusts
--------------------------------------------------------------------

Statements of Assets and Liabilities as of October 31, 1997 and 1998.........F-3
Statements of Investments Held as of October 31, 1997 and 1998...............F-4
Statements of Operations for the years ended
      October 31, 1996, 1997 and 1998.......................................F-16
Statements of Participants' Interest for the years ended
      October 31, 1996, 1997 and 1998.......................................F-17

Fund for Pooling Debt Investments of Employee Trusts
-------------------------------------------------------------------

Statements of Assets and Liabilities as of October 31, 1997 and 1998........F-18
Statements of Investments Held as of October 31, 1997 and 1998..............F-19
Statements of Operations for the years ended
       October 31, 1996, 1997 and 1998......................................F-30
Statements of Participants' Interest for the years ended
       October 31, 1996, 1997 and 1998......................................F-31

Pooled Income Fund for Employee Trusts
--------------------------------------------

Statements of Assets and Liabilities as of October 31, 1997 and 1998........F-32
Statements of Investments Held as of October 31, 1997 and 1998..............F-33
Statements of Operations for the years ended
      October 31 1996, 1997 and 1998........................................F-35
Statements of Participants' Interest for the years ended
      October 31, 1996, 1997 and 1998.......................................F-36
Notes to Financial Statements...............................................F-37



            (The remainder of this page is intentionally left blank)

                         Independent Accountants' Report
                         -------------------------------



Board of Directors
UMB Bank, n.a.
Kansas City, Missouri


               We have audited the accompanying statements of assets and liabilities of the Fund for Pooling Equity Investments of Employee Trusts, the Fund for Pooling Debt Investments of Employee Trusts and the Pooled Income Fund for Employee Trusts of UMB Bank, n.a. (the Funds), including the statements of investments held, as of October 31, 1998 and 1997, and the related statements of operations and participants' interest for the years then ended. These financial statements are the responsibility of the Funds= management. Our responsibility is to express an opinion on these financial statements based on our audits. The statements of operations and participants' interest for the year ended October 31, 1996 were audited by other auditors whose report dated November 15, 1996 expressed an unqualified opinion on those statements.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fund for Pooling Equity Investments of Employee Trusts, the Fund for Pooling Debt Investments of Employee Trusts and the Pooled Income Fund for Employee Trusts of UMB Bank, n.a. as of October 31, 1998 and 1997, and the results of its operations and the changes in its participants' interest for the years then ended, in conformity with generally accepted accounting principles.




/s/BAIRD, KURTZ & DOBSON
Kansas City, Missouri
November 13, 1998
F-2

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                      STATEMENTS OF ASSETS AND LIABILITIES
                            OCTOBER 31, 1998 AND 1997

                                                                   1998                     1997
                                                 --------------------------------------------------------------
                                                        Cost          Market           Cost         Market
ASSETS
     Investments:
         Common stocks ...........................  $109,744,617   $121,395,246   $129,558,673   $161,875,185
         Commercial paper ........................    59,278,825     59,278,825     49,763,553     49,763,553
         Short-term money market fund ............     3,476,722      3,476,722      2,884,013      2,884,013
                                                       ---------      ---------      ---------      ---------
                                                    $172,500,164    184,150,793   $182,206,239    214,522,751
                                                    ============                  ============

     Interest and dividends receivable ...........                      312,326                       331,235
     Receivable for securities sold ..............                    2,074,761                     2,140,974
                                                                    ------------                 ------------
                                                                    186,537,880                   216,994,960

LIABILITIES
     Audit fee payable ..........................                         9,190                         9,190
                                                                    -----------                  ------------
PARTICIPANTS' INTEREST, Equivalent to
   $95.73 per unit on 1,948,510 units
   outstanding in 1998 and $88.77 per
   unit on 2,444,463 units outstanding in 1997                     $186,528,690                  $216,985,770
                                                                   ============                  ============

See Notes to Financial Statements

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1998
                                                         1998
                                            ____________________________________
                                            Number of
                                            Shares or
                                            Principal
                                            Amount        Cost          Market
                                            ____________________________________

COMMON STOCKS - 65.9%
    CONSUMER NONDURABLES - 9.2%
                BEVERAGES:
ANHEUSER BUSCH COMPANIES INC.                 46,000  $1,020,361      $2,737,000

FOOD:
ARCHER DANIELS MIDLAND CO ...........        187,223   1,888,565       3,124,377
BOB EVANS FARMS INC .................         84,000   1,485,125       1,653,792
BRINKER INTERNATIONAL ...............         31,000     512,800         755,625
                                           ---------   ---------       ---------
TOTAL FOOD .........................                   3,886,490       5,533,794
                                                       ---------       ---------
HEALTHCARE:
BARD C R INC .........................        75,000   1,851,069       3,201,600
BAXTER INTERNATIONAL INC .............        12,000     117,870         719,256
                                           ---------   ---------       ---------
TOTAL HEALTHCARE                                       1,968,939       3,920,856
                                                       ---------       ---------
HOUSEHOLD PRODUCTS:
RUBBERMAID INC                                47,000   1,297,239       1,559,836
                                              ------   ---------       ---------
PHOTOGRAPHY:
EASTMAN KODAK COMPANY                         41,400   2,384,418       3,208,500
                                              ------   ---------       ---------
TOTAL CONSUMER NONDURABLES                            10,557,447      16,959,986
                                                      ----------      ----------
    SERVICES - 8.9%
                MEDIA:
DUN & BRADSTREET                              47,000     787,495       1,333,625
                                              ------     -------       ---------
CONSULTING:
COTELLIGENT GROUP INC                         19,000     424,250         358,625
                                              ------     -------         -------
RETAIL:
AMERICAN GREETINGS CORP .............         37,800     981,120       1,516,725
ASCENT ENTERTAINMENT ................         44,871     270,090         305,706

See Notes to Financial Statements

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1998
                                                         1998
                                            ____________________________________
                                            Number of
                                            Shares or
                                            Principal
                                            Amount        Cost          Market
                                            ____________________________________
DILLARDS INC ......................           44,000  $1,148,150      $1,366,772
DONNELLEY R R & SONS CO ...........           62,000   1,888,086       2,673,750
THE LIMITED INC ...................           64,724   1,231,866       1,658,553
TOYS 'R' US INC ...................          125,000   3,046,086       2,445,375
                                             -------   ---------       ---------


TOTAL RETAIL .........................                 8,565,398       9,966,881
                                                       ---------       ---------

               TEXTILE AND APPAREL:
BASSETT FURNITURE INDUSTRY ..........        106,000   2,422,192       2,411,500
BROWN GROUP INC .....................         84,600   2,365,705       1,348,355
STRIDE RITE CORP ....................        110,000   1,503,651       1,003,750
                                             -------   ---------       ---------

TOTAL TEXTILE AND APPAREL ..................           6,291,548       4,763,605
                                                       ---------       ---------

    TOTAL SERVICES                                    16,068,691      16,422,736
                                                      ----------      ----------

    CONSUMER DURABLES - 3.0%
                AUTOMOTIVE:
GENUINE PARTS CO .................           108,900   1,745,240       3,430,350
SUPERIOR INDUSTRIES ..............            82,700   2,080,448       2,165,748
                                              ------   ---------       ---------
TOTAL AUTOMOTIVE .......................               3,825,688       5,596,098
                                                       ---------       ---------
TOTAL CONSUMER DURABLES ..................             3,825,688       5,596,098
                                                       ---------       ---------


    CAPITAL GOODS - 16.3%;
                ELECTRICAL & NETWORKING EQUIPMENT:
CISCO SYSTEMS INC ................             9,000     389,625         567,000
                                               -----     -------         -------

                ELECTRONICS:
AMP INC .............................         81,992   3,094,987       3,366,838
ELECTRONIC DATA SYSTEMS .............        90,000    3,337,101       3,661,920
DIEBOLD INC .........................         70,000   1,543,087       2,187,500
SENSORMATIC ELECTRONICS .............        314,600   5,086,816       1,769,625
                                             -------   ---------       ---------
TOTAL ELECTRONICS ....................                13,061,991      10,985,883
                                                      ----------      ----------

                MACHINERY & EQUIPMENT:
BRIGGS & STRATTON CORP ............           33,000   1,456,484       1,551,000
COOPER INDUSTRIES INC .............           13,000     477,074         573,625
SNAP ON INC .......................           53,000   1,158,170       1,878,214
                                              ------   ---------       ---------
TOTAL MACHINERY & EQUIPMENT ................           3,091,728       4,002,839
                                                       ---------       ---------
See Notes to Financial Statements

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1998
                                                         1998
                                            ____________________________________
                                            Number of
                                            Shares or
                                            Principal
                                            Amount        Cost          Market
                                            ____________________________________
                OFFICE EQUIPMENT:
IBM CORP .................                     5,000   $  35,562      $  742,500
NOVELL INC ...............                   310,000   3,526,165       4,611,250
                                             -------   ---------       ---------
TOTAL OFFICE EQUIPMENT ...................             3,561,727       5,353,750
                                                       ---------       ---------

                MISCELLANEOUS:
BROWNING FERRIS INDUSTRIES ..........         20,000     516,300         708,760
CALGON CARBON CORP ..................        321,400   4,159,729       2,270,048
CROWN CORK & SEAL CO., INC ..........         59,700   1,551,622       1,902,938
GLOBAL IND. TECH ....................        317,800   3,340,027       2,761,046
GRAINGER W W INC ....................         31,000     831,180       1,427,953
                                              ------     -------       ---------
TOTAL MISCELLANEOUS ...................               10,398,858       9,070,745
                                                      ----------       ---------
TOTAL CAPITAL GOODS ....................              30,503,929      29,980,217
                                                      ----------      ----------

    BASIC MATERIALS - 20.9%
                CHEMICALS:
EASTMAN CHEMICAL CO ..............            14,900     857,429         875,375
ENGELHARD CORP ...................           197,000   4,201,456       4,137,000
HERCULES INC .....................            47,000   2,134,383       1,565,711
MALLINCKRODT INC .................            91,100   2,678,446       2,596,350
NALCO CHEMICAL CO ................            80,000   1,698,734       2,475,040
                                              ------   ---------       ---------
TOTAL CHEMICALS ......................                11,570,448      11,649,476
                                                      ----------      ----------

                METAL AND MINING:
BRUSH WELLMAN INC .......................     59,000     754,727       1,003,000
CYPRUS AMAX MINERALS COMPANY                 235,500   5,241,105       2,929,149
KENNAMETAL INC ..........................     82,100   1,888,148       1,703,575
NEWMONT MINING CORP .....................    110,000   2,661,307       2,337,500
WORTHINGTON INDUSTRIES ..................    161,000   2,230,000       2,183,643
                                             -------   ---------       ---------
TOTAL METAL AND MINING ...................            12,775,287      10,156,867
                                                      ----------      ----------
                PAPER AND FORESTRY PRODUCTS:
UNION CAMP CORP ................              82,000   3,604,953       3,526,000
WEYERHAEUSER CO ................              61,700   1,786,408       2,888,362
                                              ------   ---------       ---------
TOTAL PAPER AND FORESTRY PRODUCTS ..............       5,391,361       6,414,362
                                                       ---------       ---------
See Notes to Financial Statements

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1998
                                                         1998
                                            ____________________________________
                                            Number of
                                            Shares or
                                            Principal
                                            Amount        Cost          Market
                                            ____________________________________
                PETROLEUM:
AMOCO CORP ........................           26,000  $  932,930      $1,462,500
ATLANTIC RICHFIELD CO .............           21,000   1,556,010       1,446,375
BAKER HUGHES INC ..................          110,000   2,239,267       2,426,930
HALLIBURTON CO ....................           45,000     783,534       1,620,000
KERR MCGEE CORP ...................           41,000   1,656,243       1,634,875
USX MARATHON GROUP ................           51,000     860,009       1,667,088
                                              ------     -------       ---------
TOTAL PETROLEUM .......................                8,027,993      10,257,768
                                                       ---------      ----------
TOTAL BASIC MATERIALS ..................              37,765,089      38,478,473
                                                      ----------      ----------

    TRANSPORTATION - 8%
                RAILROADS:
UNION PACIFIC CORP .................          16,000     240,340         762,000
UNION PACIFIC RESOURCES ............          21,511     245,260         279,643
                                              ------     -------         -------
TOTAL RAILROADS ........................                 485,600       1,041,643
                                                         -------       ---------


                TRUCKING:
ROADWAY EXPRESS INC ................          37,000     563,687         511,081
                                              ------     -------         -------
TOTAL TRANSPORTATION ...................               1,049,287       1,552,724
                                                      ---------       ---------
    MULTIBUSINESS - .8%
TRW INC ....................                  26,000     829,465       1,480,388
                                              ------     -------       ---------
    UTILITIES - 6.0%
                COMMUNICATION:
AT&T CORPORATION ...............              12,900     434,407         806,250
COMSAT CORP ....................              26,100     402,123       1,029,332
MOTOROLA INC ...................              64,700   3,752,738       3,364,400
                                              ------   ---------       ---------
TOTAL COMMUNICATION ....................               4,589,268       5,199,982
                                                       ---------       ---------
See Notes to Financial Statements

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1998
                                                         1998
                                            ____________________________________
                                            Number of
                                            Shares or
                                            Principal
                                            Amount        Cost          Market
                                            ____________________________________
ELECTRIC:
AMEREN CORPORATION .................          34,000  $1,157,312      $1,357,892
DOMINION RESOURCES, INC. VA ........          16,000     564,468         738,000
ENTERGY CORP .......................          76,000   1,788,000       2,185,000
TEXAS UTILITIES CO .................          33,000   1,045,973       1,443,750
                                              ------   ---------       ---------
TOTAL ELECTRIC .......................                 4,555,753       5,724,642
                                                       ---------       ---------
TOTAL UTILITIES                                        9,145,021      10,924,624
                                                       ---------      ----------
TOTAL COMMON STOCKS                                  109,744,617     121,395,246
                                                     -----------     -----------
COMMERCIAL PAPER - 32.2%
AMGEN INC., DUE 11/3/98 .................. 2,015,000   2,006,694       2,006,694
AMOCO CO., DUE 11/10/98 .................. 2,000,000   1,987,697       1,987,697
BECTON DICKENSON, DUE 12/7/98 ............ 2,025,000   2,013,705       2,013,705
CHEVRON USA INC., DUE 11/4/98 ............ 2,000,000   1,996,111       1,996,111
CHEVRON USA INC., DUE 11/9/98 ............ 2,500,000   2,494,015       2,494,015
CHEVRON USA INC., DUE 12/8/98 ............ 2,500,000   2,483,844       2,483,844
COCA-COLA COMPANY, DUE 11/20/98 .......... 2,500,000   2,484,979       2,484,979
DEERE AND COMPANY, DUE 11/25/98 .......... 2,500,000   2,489,769       2,489,769
DEERE AND COMPANY, DUE 12/4/98 ...........   575,000     571,442         571,442
DONNELLY R R & SONS CO., DUE 11/17/98 .... 1,500,000   1,495,775       1,495,775
DUPONT (E.I.) DE NEMOURS & CO.,
   INC., DUE 11/3/98 .....................   500,000     496,537         496,537
DUPONT (E.I.) DE NEMOURS & CO.,
   INC., DUE 11/4/98 ..................... 2,000,000   1,986,776       1,986,776
DUPONT (E.I.) DE NEMOURS & CO.,
   INC., DUE 12/11/98 .................... 2,500,000   2,484,313       2,484,313
DUKE POWER COMPANY, DUE 11/20/98 ......... 2,000,000   1,991,667       1,991,667
EASTMAN KODAK CO., DUE 11/20/98 .......... 2,000,000   1,987,191       1,987,191
GENERAL MILLS, INC., DUE 11/13/98 ........ 1,500,000   1,490,900       1,490,900
INTERNATIONAL BUSINESS
 MACHINES, DUE 11/13/98 .................. 1,500,000   1,493,450       1,493,450
KIMBERLY-CLARK CORP., DUE 11/10/98 ....... 2,500,000   2,477,500       2,477,500
MARSH & MCCLENNON COS,
   INC., DUE 11/2/98 ..................... 1,500,000   1,493,245       1,493,245
MONSANTO CORP., DUE 12/01/98 ............. 1,500,000   1,490,225       1,490,225
MOTOROLA, INC., DUE 11/10/98 ............. 2,500,000   2,465,750       2,465,750
MOTOROLA, INC., DUE 11/19/98 ............. 1,500,000   1,488,993       1,488,993
See Notes to Financial Statements

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1998
                                                         1998
                                            ____________________________________
                                            Number of
                                            Shares or
                                            Principal
                                            Amount        Cost          Market
                                            ____________________________________
PENNY, (J.C.) FUNDING CORP.,
   DUE 11/24/98 .......................... 1,000,000  $  993,998      $  993,998
PENNY, (J.C.) FUNDING CORP.,
   DUE 11/6/98 ........................... 4,000,000   3,973,555       3,973,555
PROGRESS CAPITAL HOLDINGS,
   INC., DUE 11/10/98 .................... 2,500,000   2,488,333       2,488,333
PROGRESS CAPITAL HOLDINGS,
   INC., DUE 11/2/98 ..................... 1,500,000   1,496,373       1,496,373
TEXACO INC., DUE 11/25/98 ................ 2,500,000   2,484,472       2,484,472
TEXACO INC., DUE 12/4/98 .................   500,000     496,944         496,944
TOYS 'R' US, DUE 11/9/98 ................. 1,000,000     995,324         995,324
TOYS 'R' US, DUE 11/19/98 ................ 1,500,000   1,492,747       1,492,747
WISCONSIN ENERGY, DUE 11/19/98 ........... 2,500,000   2,490,569       2,490,569
XEROX CAPITAL EUROPE PLC,
   DUE 11/18/98 .......................... 1,000,000     995,932         995,932
                                           ---------     -------         -------
TOTAL COMMERCIAL PAPER ...................            59,278,825      59,278,825
                                                      ----------      ----------
SHORT-TERM MONEY MARKET FUND - 1.9%
SHORT-TERM MONEY MARKET
 FUND OF UMB BANK, n.a ............        3,476,722   3,476,722       3,476,722
                                           ---------   ---------       ---------
TOTAL INVESTMENTS HELD ...............              $172,500,164    $184,150,793
                                                    ============    ============

See Notes to Financial Statements

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Number of
                                            Shares or
                                            Principal
                                            Amount        Cost          Market
                                            ____________________________________

COMMON STOCKS -  75.5%
        CONSUMER NONDURABLES - 7.6%
           BEVERAGES:
ANHEUSER BUSCH COMPANIES INC .......          46,000  $1,020,361      $1,837,148
                                              ------  ----------      ----------
           FOOD:
ARCHER DANIELS MIDLAND CO ...........         76,403     199,383       1,699,967
BOB EVANS FARMS INC .................        165,000   3,134,137       3,124,770
BRINKER INTERNATIONAL ...............        211,300   3,667,040       2,958,200
                                             -------   ---------       ---------
TOTAL FOOD .........................                   7,000,560       7,782,937
                                                       ---------       ---------

           HEALTHCARE:
BARD C R INC ........................        104,700   2,643,317       2,905,425
BAXTER INTERNATIONAL INC ............         27,900     394,761       1,293,863
MERCK & CO., INC ....................         10,000      21,616         892,500
                                              ------      ------         -------
TOTAL HEALTHCARE .......................               3,059,694       5,091,788
                                                       ---------       ---------

           HOUSEHOLD PRODUCTS:
RUBBERMAID INC ..............                 64,250   1,842,229       1,546,048
                                              ------   ---------       ---------
TOTAL CONSUMER NONDURABLES ...............            12,922,844      16,257,921
                                                      ----------      ----------
        SERVICES - 12.5%
           MEDIA:
DUN & BRADSTREET ...............              55,300   1,052,099       1,579,534
                                              ------   ---------       ---------
           RETAIL:
AMERICAN GREETINGS CORP .............        113,000   3,155,602       3,919,744
ASCENT ENTERTAINMENT ................         44,871     270,090         443,101
BLOCK H&R INC .......................         93,200   3,190,470       3,448,400
COGNIZANT CORP ......................         50,400   1,348,339       1,975,075
DILLARDS INC ........................         44,000   1,148,150       1,699,500
DONNELLEY R R & SONS CO .............         62,000   1,888,086       2,022,750
THE LIMITED INC .....................         64,724   1,253,170       1,525,092
TOYS 'R' US INC .....................        111,000   2,790,621       3,774,000
                                             -------   ---------       ---------
TOTAL RETAIL .......................                  15,044,528      18,807,662
                                                      ----------      ----------

See Notes to Financial Statements

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Number of
                                            Shares or
                                            Principal
                                            Amount        Cost          Market
                                            ____________________________________
           TEXTILE AND APPAREL:
BASSETT FURNITURE INDUSTRY ........          132,000  $3,080,904      $3,696,000
BROWN GROUP INC ...................           84,600   2,365,705       1,279,575
STRIDE RITE CORP ..................          123,600   1,817,797       1,452,300
                                             -------   ---------       ---------
TOTAL TEXTILE AND APPAREL ..................           7,264,406       6,427,875
                                                       ---------       ---------
TOTAL SERVICES .......................                23,361,033      26,815,071
                                                      ----------      ----------
        CONSUMER DURABLES - 3.5%
           AUTOMOTIVE:
GENUINE PARTS CO .................           108,900   1,745,240       3,409,986
SUPERIOR INDUSTRIES ..............            82,700   2,080,448       2,207,098
                                              ------   ---------       ---------
TOTAL AUTOMOTIVE .......................               3,825,688       5,617,084
                                                       ---------       ---------
           BUILDING:
MASCO CORP ....................               41,000     973,719       1,798,875
                                              ------     -------       ---------
TOTAL CONSUMER DURABLES ..................             4,799,407       7,415,959
                                                       ---------       ---------
           ELECTRONICS:
ELECTRONIC DATA SYSTEMS .............         78,400   2,888,355       3,033,139
SENSORMATIC ELECTRONICS .............        314,600   5,086,816       4,699,495
                                             -------   ---------       ---------
TOTAL ELECTRONICS ......................               7,975,171       7,732,634
                                                       ---------       ---------
           MACHINERY:
COOPER INDUSTRIES INC .............           73,000   3,134,847       3,805,125
SNAP ON INC .......................           53,000   1,158,170       2,279,000
                                              ------   ---------       ---------
TOTAL MACHINERY ........................               4,293,017       6,084,125
                                                       ---------       ---------
           OFFICE EQUIPMENT:
DIGITAL EQUIPMENT CORP ....................   73,400   2,514,031       3,674,624
INTERNATIONAL BUSINESS MACHINES CORP ......   18,000     174,389       1,773,000
NOVELL INC ................................  480,400   7,034,665       4,053,615
                                             -------   ---------       ---------
TOTAL OFFICE EQUIPMENT ...................             9,723,085       9,501,239
                                                       ---------       ---------

See Notes to Financial Statements

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Number of
                                            Shares or
                                            Principal
                                            Amount        Cost          Market
                                            ____________________________________
           MISCELLANEOUS:
BROWNING FERRIS INDUSTRIES ........          101,300  $2,929,865      $3,292,250
CALGON CARBON CORP ................          355,800   4,753,177       4,203,065
GLOBAL IND. TECH ..................          117,000   1,398,740       1,996,371
GRAINGER W W INC ..................           20,000   1,072,762       1,748,760
HILLENBRAND INDUSTRIES, INC .......           79,800   2,364,044       3,411,450
                                              ------   ---------       ---------
TOTAL MISCELLANEOUS ....................              12,518,588      14,651,896
                                                      ----------      ----------
TOTAL CAPITAL GOODS ....................              34,509,861      37,969,894
                                                      ----------      ----------

        BASIC MATERIALS - 14.5%
           CHEMICALS:
ENGELHARD CORP ................              177,400   3,853,792       3,082,325
MALLINCKRODT INC ..............               91,100   2,678,446       3,416,250
NALCO CHEMICAL CO .............               80,000   1,698,734       3,200,000
                                              ------   ---------       ---------
TOTAL CHEMICALS ........................               8,230,972       9,698,575
                                                       ---------       ---------
           METAL AND MINING:
BRUSH WELLMAN INC ...................         74,300     999,245       1,787,881
CYPRUS AMAX MINERALS COMPANY ........        179,100   4,393,342       3,749,996
                                             -------   ---------       ---------
TOTAL METAL AND MINING ...................             5,392,587       5,537,877
                                                       ---------       ---------


           PAPER AND FORESTRY PRODUCTS:
UNION CAMP CORP ................              62,800   2,900,601       3,403,006
WEYERHAEUSER CO ................              61,700   1,786,408       2,946,175
                                              ------   ---------       ---------
TOTAL PAPER AND FORESTRY PRODUCTS ..............       4,687,009       6,349,181
                                                       ---------       ---------
           PETROLEUM:
AMOCO CORP ........................           21,045     404,827       1,944,032
ATLANTIC RICHFIELD CO .............           14,000     731,740       1,152,382
DRESSER INDUSTRIES INC ............           45,000     783,534       1,895,625
KERR MCGEE CORP ...................           41,000   1,656,243       2,770,083
USX MARATHON GROUP ................           51,000     860,009       1,823,250
                                              ------     -------       ---------
TOTAL PETROLEUM ........................               4,436,353       9,585,372
                                                       ---------       ---------
TOTAL BASIC MATERIALS ..................              22,746,921      31,171,005
                                                      ----------      ----------
See Notes to Financial Statements

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Number of
                                            Shares or
                                            Principal
                                            Amount        Cost          Market
                                            ____________________________________
        TRANSPORTATION - 1.2%;
           RAILROADS:
UNION PACIFIC CORP ..................         16,000    $240,340        $980,000
UNION PACIFIC RESOURCES .............         21,511     245,260         529,708
                                              ------     -------         -------
TOTAL RAILROADS ........................                 485,600       1,509,708
                                                         -------       ---------
           TRUCKING:
ROADWAY EXPRESS INC ..............            37,000     563,687       1,026,750
                                              ------     -------       ---------
TOTAL TRANSPORTATION ...................               1,049,287       2,536,458
                                                       ---------       ---------
        MULTIBUSINESS - .7%
TRW INC ....................                  26,000     829,465       1,488,500
                                              ------     -------       ---------
        UTILITIES - 16.8%
           COMMUNICATION:
AT&T CORPORATION .....................        92,500   3,015,705       4,520,938
BELL ATLANTIC CORPORATION ............        28,000     696,650       2,240,000
COMSAT CORP ..........................        91,800   1,438,286       2,099,925
U S WEST INC .........................        74,300   1,762,072       2,958,106
US WEST MEDIA GROUP ..................        35,000     545,807         883,750
                                              ------     -------         -------
TOTAL COMMUNICATION ...................                7,458,520      12,702,719
                                                       ---------      ----------
           ELECTRIC:
DOMINION RESOURCES, INC. VA .........         97,000   3,809,559       3,607,236
DUKE ENERGY CORP ....................         27,154     392,924       1,316,969
ENTERGY CORP ........................        123,600   2,965,155       3,012,750
FLORIDA PROGRESS CORP ...............        113,200   3,262,448       3,686,132
SCANA CORP ..........................         71,000   1,156,990       1,792,750
TEXAS UTILITIES CO ..................         43,550   1,458,305       1,562,356
UNION ELECTRIC CO ...................         61,600   2,217,842       2,321,581
                                              ------   ---------       ---------
TOTAL ELECTRIC .......................                15,263,223      17,299,774
                                                      ----------      ----------
           NATURAL GAS:
MAPCO INC ..................                 118,000   2,742,675       3,894,000
                                             -------   ---------       ---------
See Notes to Financial Statements
                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Number of
                                            Shares or
                                            Principal
                                            Amount        Cost          Market
                                            ____________________________________
           MISCELLANEOUS:
WASTE MANAGEMENT INC ............             96,000  $2,631,424      $2,226,048
                                              ------  ----------      ----------
TOTAL UTILITIES ......................                28,095,842      36,122,541
                                                      ----------      ----------
           INSURANCE:
LIBERTY CORP. SC ...............              49,000   1,244,013       2,097,836
                                              ------   ---------       ---------
TOTAL FINANCE ........................                 1,244,013       2,097,836
                                                       ---------       ---------
TOTAL COMMON STOCKS ..................               129,558,673     161,875,185
                                                     -----------     -----------
COMMERCIAL PAPER - 23.2%
ABBOTT LABORATORIES, DUE 11/5/97 ......... 2,500,000   2,489,024       2,489,024
AMERICAN TELEPHONE & TELEGRAPH
     CO., DUE 10/14/97 ..................  2,100,000   2,081,174       2,081,174
ATLANTIC RICHFIELD, DUE 11/24/97 .......     975,000     965,947         965,947
BELL ATLANTIC, DUE 11/5/97 .............   2,000,000   1,995,722       1,995,722
BELLSOUTH, DUE 11/13/97 ................   1,000,000     997,700         997,700
CAMPBELL CORP., DUE 11/13/97 ...........   2,000,000   1,986,909       1,986,909
COCA COLA COMPANY, DUE 12/4/97 .........   2,000,000   1,986,957       1,986,957
COCA-COLA COMPANY, DUE 11/24/97 ........   2,500,000   2,483,000       2,483,000
DISNEY CORP., DUE 11/21/97 .............   2,000,000   1,991,476       1,991,476
DISNEY CORP., DUE 12/16/97 .............   1,500,000   1,489,478       1,489,478
DOW CHEMCIAL CORP., DUE 11/18/97 .......   2,000,000   1,991,139       1,991,139
DOW CHEMICAL CORP., DUE 11/19/97 .......   2,000,000   1,991,155       1,991,155
DOW CHEMICAL CORP., DUE 12/05/97 .......   2,000,000   1,986,250       1,986,250
DUPONT (E.I.) DE NEMOURS & CO.,
     INC., DUE 11/12/97 ................   2,000,000   1,986,604       1,986,604
EMERSON ELECTRIC, DUE 11/10/97 .........   2,500,000   2,482,875       2,482,875
EMERSON ELECTRIC, DUE 12/01/97 .........   2,000,000   1,986,350       1,986,350
EMERSON ELECTRIC, DUE 12/2/97 ..........   1,000,000     995,111         995,111
EMERSON ELECTRIC, DUE 12/8/97 ..........   1,500,000   1,489,744       1,489,744
ENGELHARD CORP., DUE 11/14/97...........   1,000,000     995,425         995,425
HEINZ (H.J.) CO., DUE 12/12/97 .........   2,000,000   1,986,300       1,986,300
MONSANTO CORP., DUE 11/7/97 ............   1,475,000   1,461,705       1,461,705
PENNY, (J.C.) FUNDING CORP.,
     DUE 11/12/97 ......................   2,500,000   2,488,944       2,488,944
PHILLIP MORRIS COS., INC., DUE 11/7/97 .   2,000,000   1,991,187       1,991,187
PROCTOR & GAMBLE CO., DUE 11/14/97 .....   2,000,000   1,991,507       1,991,507
See Notes to Financial Statements

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Number of
                                            Shares or
                                            Principal
                                            Amount        Cost          Market
                                            ____________________________________
PROCTOR & GAMBLE CO., DUE 12/23/97 .....   1,000,000  $  990,864      $  990,864
PROGRESS CAPITAL, DUE 11/25/97 .........   1,500,000   1,493,572       1,493,572
TOYS 'R' US, DUE 12/2/97 ...............   2,000,000   1,989,592       1,989,592
XEROX CORPORATION, DUE 11/14/97 ........   1,000,000     997,842         997,842
                                           ---------     -------         -------
TOTAL COMMERCIAL PAPER .............                  49,763,553      49,763,553
                                                      ----------      ----------


SHORT-TERM MONEY MARKET FUND - 1.3%
SHORT-TERM MONEY MARKET FUND
OF UMB BANK, n.a ...............           2,884,013   2,884,013       2,884,013
                                           ---------   ---------       ---------


TOTAL INVESTMENTS HELD ...............              $182,206,239    $214,522,751
                                                    ============    ============
See Notes to Financial Statements

                                 UMB BANK, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                            STATEMENTS OF OPERATIONS
                   YEARS ENDED OCTOBER 31, 1998, 1997 AND 1996

                                                                                             1998             1997             1996
                                                                                    -------------     ------------    -------------

INVESTMENT INCOME
         Interest ...............................................................   $   3,279,897     $  2,997,417    $   3,891,359
         Dividends ..............................................................       3,358,910        4,488,947        5,277,837
                                                                                    -------------     ------------    -------------
                                  Total investment income .......................       6,638,807        7,486,364        9,169,196
         Audit expense ..........................................................           9,190            9,131           11,563
                                                                                    -------------     ------------    -------------
                                  Net investment income .........................       6,629,617        7,477,233        9,157,633
                                                                                    -------------     ------------    -------------
REALIZED AND UNREALIZED GAIN (LOSS)
         ON INVESTMENTS
                Realized gain on investments sold, matured or redeemed
                       Proceeds .................................................     763,884,882      733,528,663      907,344,217
                       Cost of investments ......................................     732,770,233      694,785,209      880,250,904
                                                                                    -------------     ------------    -------------
                                  Net realized gain on investments sold,
                                       matured or redeemed ......................      31,114,649       38,743,454       27,093,313
                                                                                    -------------     ------------    -------------
                Unrealized gain (loss) on investments
                       Beginning of year ........................................      32,316,511       28,973,664       30,113,618
                       End of year ..............................................      11,650,629       32,316,511       28,973,664
                                                                                    -------------     ------------    -------------
                                  Net unrealized gain (loss) on investments .....     (20,665,882)       3,342,847       (1,139,954)
                                                                                    -------------     ------------    -------------
                                  Net realized and unrealized gain on investments      10,448,767       42,086,301       25,953,359
                                                                                    -------------     ------------    -------------
NET INCREASE IN NET ASSETS
         RESULTING FROM OPERATIONS ..............................................   $  17,078,384     $ 49,563,534    $  35,110,992
                                                                                    =============     ============    =============
TOTAL EXPENSE AS A PERCENT OF NET
         INVESTMENT INCOME ......................................................            0.14%            0.12%            0.13%
                                                                                    =============     ============    =============

See Notes to Financial Statements

                                 UMB Bank, n.a.
             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                      STATEMENTS OF PARTICIPANTS' INTEREST
                   YEARS ENDED OCTOBER 31, 1998, 1997 AND 1996

                                              1998                           1997                          1996
                                ---------------------------    ----------------------------   ------------------------
                              Units          Amount          Units           Amount         Units           Amount
                              -----          ------          -----           ------         -----           ------

PARTICIPANTS' INTEREST,
     Beginning of year .... 2,444,463    $ 216,985,770     3,578,723    $ 259,599,297    4,082,250    $ 262,551,708
                          -----------    -------------   -----------    -------------   ----------    -------------

FROM INVESTMENT ACTIVITIES
         Net investment
          income                             6,629,617                      7,477,233                     9,157,633
         Net realized
          gain on investments
          sold, matured or
          redeemed                          31,114,649                     38,743,454                    27,093,313
         Net unrealized
          gain (loss) on investments       (20,665,882)                     3,342,847                    (1,139,954)
                                           -----------                      ---------                    ----------

             Net increase
                 from investment
                     activities             17,078,384                     49,563,534                    35,110,992
                                            ----------                      ---------                    ----------
FROM PARTICIPATING UNIT TRANSACTIONS
         Issuance of units    167,147       15,615,556       258,795       20,595,034      664,569       44,294,031
         Redemption of units (663,100)     (63,151,020)   (1,393,055)    (112,772,095)  (1,168,096)     (82,357,434)
                          -----------    -------------   -----------    -------------   ----------    -------------
Net decrease from participating
     unit transactions       (495,953)     (47,535,464)   (1,134,260)     (92,177,061)    (503,527)     (38,063,403)
                          -----------    -------------   -----------    -------------   ----------    -------------

PARTICIPANTS' INTEREST,
     End of year .......... 1,948,510    $ 186,528,690     2,444,463    $ 216,985,770    3,578,723    $ 259,599,297
                          ===========    =============   ===========    =============   ==========    =============

NET ASSET VALUE PER PARTICIPATING UNIT          $95.73                         $88.77                        $72.54
                                                ======                         ======                        ======

See Notes to Financial Statements

                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                      STATEMENTS OF ASSETS AND LIABILITIES
                            OCTOBER 31, 1998 AND 1997

                                                                             1998                           1997
                                                                      --------------------          -----------------------
                                                                      Cost          Market          Cost           Market
                                                                      ----          ------          ----           ------
ASSETS
  Investments:
    United States Government and Agency obligations ...........   $ 42,256,804   $ 44,653,797   $ 57,284,065   $ 59,598,463
    Corporate bonds ...........................................     65,351,189     69,514,360     65,873,924     67,594,174
    Commercial paper ..........................................                                      342,835        342,835
    Short-term money market fund ..............................        367,148        367,148        330,312        330,312
                                                                       -------        -------        -------        -------
                                                                  $107,975,141    114,535,305   $123,831,136    127,865,784
                                                                  ============                  ============

         Interest receivable ..................................                     1,933,768                     2,148,730
                                                                                    ---------                     ---------
                                                                                  116,469,073                   130,014,514
                                                                                  -----------                   -----------
LIABILITIES
         Audit fee payable ....................................                         9,190                         9,190
                                                                                        -----                         -----
PARTICIPANTS'  INTEREST,  Equivalent  to $73.14 per unit on 1,592,285 units outstanding in 1998 and $66.40 per unit on 1,958,030 units
         outstanding in 1997 .................................................   $116,459,883                  $130,005,324
                                                                                 ============                  ============

See Notes to Financial Statements

                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1998
                                                         1998
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost          Market
                                            ____________________________________
UNITED STATES GOVERNMENT AND AGENCY OBLIGATIONS - 39.0%
UNITED STATES TREASURY NOTES, 5.50%,
DUE 4/15/00 .                              2,000,000  $1,983,966      $2,033,760
UNITED STATES TREASURY NOTES, 5.625%,
DUE 2/15/06                                  500,000     473,672         534,845
UNITED STATES TREASURY NOTES, 5.75%,
DUE 8/15/03 .                              5,205,000   5,040,863       5,515,686
UNITED STATES TREASURY NOTES, 5.875%,
DUE 2/15/04                                1,000,000     945,547       1,069,690
UNITED STATES TREASURY NOTES, 5.875%,
DUE 11/15/05                               2,500,000   2,474,414       2,707,025
UNITED STATES TREASURY NOTES, 6.50%,
DUE 8/15/05 .                                500,000     493,438         558,125
UNITED STATES TREASURY NOTES, 7.75%,
DUE 2/15/01 .                                400,000     396,948         429,376
UNITED STATES TREASURY NOTES, 8.00%,
DUE 8/15/99 .                                705,000     683,409         724,388
UNITED STATES TREASURY NOTES, 8.50%,
DUE 2/15/00 .                                650,000     720,667         683,111
UNITED STATES TREASURY SECURITIES STRIPPED
COUPON, DUE 8/15/02 .....................  3,270,000   2,548,046       2,775,413
FEDERAL AGRICULTURAL MORTGAGE ASSN., 5.42%,
DUE 11/2/98 .............................  1,000,000     999,548         999,548
FEDERAL HOME LOAN BANK, 5.44%,
DUE 10/15/03 ..                            1,000,000     908,790       1,023,130
FEDERAL HOME LOAN BANK, 6.02%,
DUE 5/20/08 ...                              750,000     748,418         789,375
FEDERAL HOME LOAN BANK, 7.26%,
DUE 9/6/01 ....                              500,000     497,813         534,220
FEDERAL HOME LOAN MORTGAGE, 7.23%,
DUE 5/23/05                                1,300,000   1,300,000       1,348,750
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 5.45%,
DUE 10/14/03 ............................  1,000,000     999,531       1,023,440
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 5.80%,
DUE 12/10/03 ............................  1,000,000     996,875       1,039,690
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 5.93%,
DUE 9/26/03 .............................  1,000,000   1,000,000       1,000,000
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 6.10%,
DUE 2/10/00 .......................          500,000     499,531         509,065
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 6.11%,
DUE 7/10/03 .............................  2,000,000   2,000,000       2,028,760
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 6.45%,
DUE 4/23/01 .............................  1,000,000   1,000,000       1,041,400
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 7.55%,
DUE 4/22/02 .............................  1,000,000   1,000,000       1,089,380
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 7.65%,
DUE 3/10/05 .............................    500,000     499,453         566,720
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 8.35%,
DUE 11/10/99 ............................  1,600,000   1,590,031       1,654,496
ISRAEL STATE, UNITED STATES GOVERNMENT
GUARANTEED BOND, 5.25%, DUE 9/15/00 .....  1,000,000     994,230       1,011,600
SMALL BUSINESS ADMINISTRATION POOLS, 5.75%,
DUE 1/1/04 ........                          386,779     386,779         388,712
SMALL BUSINESS ADMINISTRATION POOLS, 6.54%,
DUE 12/10/05                                 750,000     750,000         766,500
See Notes to Financial Statements
                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1998
                                                         1998
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost          Market
                                            ____________________________________
SMALL BUSINESS ADMINISTRATION POOLS, 7.05%,
DUE 9/1/12 .                                 672,825 $   672,825        $687,964
SMALL BUSINESS ADMINISTRATION POOLS, 7.40%,
DUE 8/1/12 .                                 742,667     742,667         761,234
SMALL BUSINESS ADMINISTRATION POOLS, 7.44%,
DUE 5/1/06 .                               1,500,000   1,500,000       1,565,625
SMALL BUSINESS ADMINISTRATION POOLS, 7.55%,
DUE 11/1/12                                  361,604     361,604         379,684
SMALL BUSINESS ADMINISTRATION POOLS, 7.60%,
DUE 1/1/12 .                               1,005,895     991,938       1,034,814
SMALL BUSINESS ADMINISTRATION POOLS, 8.15%,
DUE 2/1/15 .                                 816,992     816,992         857,842
SMALL BUSINESS ADMINISTRATION POOLS, 8.20%,
DUE 2/10/05                                  196,007     195,670         204,092
SMALL BUSINESS ADMINISTRATION POOLS, 8.25%,
DUE 11/1/11                                  344,601     344,601         358,385
SMALL BUSINESS ADMINISTRATION POOLS, 8.60%,
DUE 9/1/11 .                                 144,691     146,861         151,564
SMALL BUSINESS ADMINISTRATION POOLS, 8.625%,
DUE 2/1/11                                   202,891     202,891         212,529
SMALL BUSINESS ADMINISTRATION POOLS, 8.70%,
DUE 12/1/09                                  703,443     693,943         737,736
SMALL BUSINESS ADMINISTRATION POOLS, 8.80%,
 DUE 8/1/09 .                                208,615     208,615         219,046
SMALL BUSINESS ADMINISTRATION POOLS, 8.80%,
DUE 1/1/10 .                                 282,958     282,958         297,106
SMALL BUSINESS ADMINISTRATION POOLS, 8.85%,
DUE 11/1/09                                  504,851     504,851         524,414
SMALL BUSINESS ADMINISTRATION POOLS, 8.85%,
DUE 8/1/11 .                                 179,882     185,278         189,101
SMALL BUSINESS ADMINISTRATION POOLS, 8.95%,
DUE 6/1/11 .                                 313,068     313,068         331,852
SMALL BUSINESS ADMINISTRATION POOLS, 9.05%,
DUE 9/1/09 .                                 284,667     284,667         301,747
SMALL BUSINESS ADMINISTRATION POOLS, 9.15%,
DUE 7/1/11 .                                 459,125     459,125         486,673
SMALL BUSINESS ADMINISTRATION POOLS, 9.25%,
DUE 6/1/10 .                                 343,150     343,150         363,739
SMALL BUSINESS ADMINISTRATION POOLS, 9.45%,
DUE 2/1/10 .                                 246,479     246,479         261,268
SMALL BUSINESS ADMINISTRATION POOLS, 9.50%,
DUE 4/1/10 .                                 410,714     410,458         437,411
SMALL BUSINESS ADMINISTRATION POOLS, 9.65%,
DUE 5/1/10 .                                 416,194     416,194         443,766
                                             -------     -------         -------
TOTAL UNITED STATES GOVERNMENT AND AGENCY OBLIGATIONS 42,256,804      44,653,797
                                                      ----------      ----------
CORPORATE BONDS - 60.7%
      CONSUMER NONDURABLES - 6.9%
            COSMETICS:
GILLETTE CO., 6.25%, DUE 8/15/03           2,000,000   1,954,760       2,119,800
                                           ---------   ---------       ---------
            FOOD:
MCDONALD'S CORP., 8.75%, DUE 11/15/00 ..   1,200,000   1,198,032       1,292,832
SARA LEE CORPORATION, 5.60%, DUE 1/23/06   1,250,000   1,212,218       1,260,625
SARA LEE CORPORATION, 6.45%, DUE 9/26/05   1,000,000   1,000,000       1,048,500
SARA LEE CORPORATION, 6.45%, DUE 9/26/05   1,000,000     963,350       1,048,500
SYSCO CORPORATION, 7.00%, DUE 5/1/06       1,000,000   1,000,000       1,096,900
                                           ---------   ---------       ---------
TOTAL FOOD                                             5,373,600       5,747,357
                                                       ---------       ---------
TOTAL CONSUMER NONDURABLES                             7,328,360       7,867,157
                                                       ---------       ---------
      SERVICES - 5.9%
            RETAIL:
ALBERTSON'S INC., 6.18%, DUE 3/22/00 ..... 1,000,000   1,000,000       1,015,800
PENNEY J.C., INC., 6.125%, DUE 11/15/03 .. 2,500,000   2,444,520       2,609,000
See Notes to Financial Statements

                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1998
                                                         1998
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost          Market
                                            ____________________________________

PENNEY J.C., INC., 7.375%, DUE 8/15/08 ... 1,000,000  $  999,590      $1,088,900
WAL-MART STORES INC., 6.125%, 10/1/99 .... 1,000,000     959,230       1,010,600
WAL- MART STORES INC., 6.50%, 6/1/03 ..... 1,000,000   1,000,500       1,061,000
                                           ---------   ---------       ---------

TOTAL RETAIL .........................                 6,403,840       6,785,300
                                                       ---------       ---------
TOTAL SERVICES .......................                 6,403,840       6,785,300
                                                       ---------       ---------
      CONSUMER DURABLES - 2.7%
            BUILDING:
ILLINOIS TOOL WORKS INC., 5.875%,
DUE 3/1/00                                 2,005,000   2,003,912       2,035,075
            FURNITURE:
LEGGETT & PLATT INC., 6.10%, DUE 9/9/03 ...1,000,000   1,000,000       1,020,000
                                          ----------   ---------       ---------
TOTAL CONSUMER DURABLES ..................             3,003,912       3,055,075
                                                       ---------       ---------
      CAPITAL GOODS - 5.6%;
            ELECTRONICS:
TEXAS INSTRUMENTS INC., 6.125%, DUE 2/1/06 1,000,000     932,930       1,038,000
                                           ---------     -------       ---------
            MACHINERY:
COOPER INDUSTRIES INC., 5.88%, DUE 2/20/03 1,000,000     990,780       1,032,000
                                           ---------     -------       ---------
            OFFICE EQUIPMENT:
XEROX CORP., 7.15%, DUE 8/1/04 ......      1,000,000     957,350       1,096,100
                                            ---------     -------      ---------
            MISCELLANEOUS:
FLUOR CORP., 6.95%, DUE 3/1/07             1,000,000     995,510       1,093,600
HONEYWELL INC., 7.00%, DUE 3/15/07         1,000,000     967,210       1,079,900
MONSANTO INC., 6.11%, DUE 2/03/05          1,000,000   1,000,000       1,036,600
                                           ---------   ---------       ---------
TOTAL MISCELLANEOUS                                    2,962,720       3,210,100
                                                       ---------       ---------
TOTAL CAPITAL GOODS                                    5,843,780       6,376,200
                                                       ---------       ---------
      BASIC MATERIALS -  4.2%
            CHEMICALS:
DU PONT, (E.I.) DE NEMOURS & CO. INC.,
VAR RATE, DUE 3/6/03                       1,000,000     999,960       1,038,500
DOW CHEMICAL CO., 9.35%, DUE 3/15/02         400,000     400,000         422,200
ENGLEHARD CORP., 7.0%, DUE 8/1/01          1,000,000     998,060       1,056,100
                                           ---------     -------       ---------
TOTAL CHEMICALS                                        2,398,020       2,516,800
                                                       ---------       ---------
            METALS:
ALUMINUM COMPANY OF AMERICA, 5.75%,
DUE 2/1/01                                 1,000,000     970,080       1,021,800
                                           ---------     -------       ---------
            OIL AND GAS:
AMOCO CANADA PETROLEUM CO., 7.25%,
DUE 12/1/02                                  715,000     712,469         779,636
DRESSER INDUSTRIES INC., 6.25%,
DUE 6/1/00                                   500,000     494,780         510,750
                                             -------     -------         -------
TOTAL OIL AND GAS                                      1,207,249       1,290,386
                                                       ---------       ---------
TOTAL BASIC MATERIALS                                  4,575,349       4,828,986
                                                       ---------       ---------
See Notes to Financial Statements

                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1998
                                                         1998
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost          Market
                                            ____________________________________

      TRANSPORTATION - 5.8%
            AEROSPACE:
BOEING COMPANY, 6.35%, DUE 6/15/03           750,000    $749,025        $789,300
                                             -------    --------        --------

            RAILROAD:
NORFOLK & WESTERN RAILWAY CO., EQUIP
   TRUST CERTIFICATE, 8.125%
   DUE 11/15/02 .....................      1,320,000   1,291,094       1,461,372
UNION PACIFIC CORP., 7.875%,
DUE 2/15/02 .........                      1,000,000   1,000,000       1,061,000
UNION PACIFIC RAILROAD CO., 6.15%,
DUE 4/1/03 ....                              750,000     725,520         761,250
UNION PACIFIC RAILROAD CO., EQUIP. TRUST
  NO. 2 SERIES 88, 7.01% DUE 6/1/04 .....  1,500,000   1,500,000       1,593,495
UNION PACIFIC RESOURCES GROUP, 7.00%,
DUE 10/15/06                               1,000,000     994,120       1,016,400
                                           ---------     -------       ---------
TOTAL RAILROAD                                         5,510,734       5,893,517
                                                       ---------       ---------
TOTAL TRANSPORTATION                                   6,259,759       6,682,817
                                                       ---------       ---------
      UTILITIES - 25.7%
            COMMUNICATION:
BELL ATLANTIC NEW JERSEY, INC., 5.875%,
DUE 2/1/04 ....                            1,000,000     991,350       1,036,600
BELLSOUTH TELECOMMUNICATIONS, 6.25%,
DUE 5/15/03 ......                         1,500,000   1,493,355       1,578,750
BELL TELEPHONE OF PENNSYLVANIA, 6.125%,
DUE 3/15/03 ...                            1,000,000     989,000       1,048,300
GTE CALIFORNIA INC., 5.625%, DUE 2/1/01 .. 1,500,000   1,482,885       1,519,200
GTE CALIFORNIA INC., 6.75%, DUE 3/15/04 .. 1,000,000     954,121       1,070,700
GTE SOUTH, 6.00%, DUE 2/15/08 ............ 1,000,000     993,250       1,031,500
GTE SOUTH, 6.125%, DUE 6/15/07 ............1,250,000   1,245,238       1,302,125
SOUTHWESTERN BELL TELEPHONE COMPANY, 5.75%,
  DUE 9/1/04 ..............................1,000,000     996,430       1,020,700
UNITED TELEPHONE COMPANY OF FLORIDA, 6.25%,
DUE 5/15/03                                1,500,000   1,487,925       1,567,050
                                           ---------   ---------       ---------
TOTAL COMMUNICATION                                   10,633,554      11,174,925
                                                      ----------      ----------
            ELECTRIC:
CAROLINA POWER & LIGHT, 5.00%,
DUE 9/15/98 ............                     500,000     495,220         568,300
DELMARVA POWER & LIGHT CO., 7.50%,
DUE 5/1/99 .........                       1,000,000     995,140       1,011,800
DUKE POWER CO., 7.00%, DUE 6/1/00 .........2,500,000   2,425,825       2,575,000
EMERSON ELECTRIC CO., 6.30%, DUE 11/1/05 ..3,000,000   2,988,870       3,196,800
FLORIDA POWER & LIGHT, 5.375%, DUE 4/1/00 .1,000,000     997,020       1,009,300
IDAHO POWER CO., 6.40%, DUE 5/1/03 ........1,500,000   1,497,795       1,594,050
IOWA ELECTRIC LIGHT & POWER COMPANY, 6.00%,
DUE 10/1/08                                  500,000     492,720         520,800
UNION ELECTRIC CO., 6.75%, DUE 10/15/99 .. 1,000,000     995,480       1,016,300
                                           ---------     -------       ---------
TOTAL ELECTRIC                                        10,888,070      11,492,350
                                                      ----------      ----------
See Notes to Financial Statements

                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1998
                                                         1998
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost          Market
                                            ____________________________________

            GAS:
NORTHWEST NATURAL GAS COMPANY, 5.98%,
DUE 12/15/00                               1,000,000  $1,000,000      $1,023,400
                                           ---------  ----------      ----------
            DIVERSIFIED:
BALTIMORE GAS & ELECTRIC CO., 6.50%,
DUE 2/15/03 ......                         1,000,000     988,450       1,063,400
CONSOLIDATED EDISON CO. OF NEW YORK, 6.625%,
DUE 7/1/05                                 1,000,000     998,840       1,068,800
PACIFIC GAS & ELECTRIC COMPANY, 6.25%,
DUE 3/1/04 .....                           1,000,000   1,000,000       1,042,500
PUBLIC SERVICE COMPANY OF OKLAHOMA, 6.02%,
DUE 3/1/01 .                               1,500,000   1,476,275       1,541,400
WEST TEXAS UTILITIES COMPANY, 6.375%,
DUE 10/1/05 .....                          1,000,000     988,100       1,060,300
                                           ---------     -------       ---------
TOTAL DIVERSIFIED                                      5,451,665       5,776,400
                                                       ---------       ---------
TOTAL UTILITIES                                       27,973,289      29,467,075
                                                      ----------      ----------
      FINANCE - 3.9%
AMERITECH, 6.125%, DUE 10/15/01 ...........1,000,000   1,000,000       1,035,400
NYNEX CORP., 6.25%, DUE 3/15/03 ...........1,000,000     967,900       1,043,750
NYNEX CAPITAL FUNDING CO., 8.75%,
DUE 12/1/04                                2,000,000   1,995,000       2,372,600
                                           ---------   ---------       ---------
TOTAL FINANCE                                          3,962,900       4,451,750
                                                       ---------       ---------
TOTAL CORPORATE BONDS                                 65,351,189      69,514,360
                                                      ----------      ----------
SHORT-TERM MONEY MARKET FUND - .3%
SHORT-TERM MONEY MARKET FUND OF
UMB BANK, n.a                                367,148     367,148         367,148
                                             -------     -------         -------
TOTAL INVESTMENTS HELD                              $107,975,141    $114,535,305
                                                    ============    ============
See Notes to Financial Statements

                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost          Market
                                            ____________________________________

UNITED STATES GOVERNMENT AND
     AGENCY OBLIGATIONS -   46.6%
UNITED STATES TREASURY NOTES, 5.125%,
DUE 11/30/98                               1,500,000  $1,420,898      $1,492,965
UNITED STATES TREASURY NOTES, 5.25%,
DUE 7/31/98 .                              2,250,000   2,248,043       2,245,793
UNITED STATES TREASURY NOTES, 5.50%,
DUE 4/15/00 .                              3,000,000   2,980,195       2,986,890
UNITED STATES TREASURY NOTES, 5.625%,
DUE 2/15/06                                  500,000     473,672         490,155
UNITED STATES TREASURY NOTES, 5.75%,
DUE 8/15/03 .                              5,205,000   5,040,863       5,180,589
UNITED STATES TREASURY NOTES, 5.875%,
DUE 2/15/04                                1,000,000     945,547       1,002,190
UNITED STATES TREASURY NOTES, 5.875%,
DUE 11/15/05                               2,500,000   2,474,414       2,492,975
UNITED STATES TREASURY NOTES, 6.50%,
DUE 8/15/05 .                                500,000     493,438         518,125
UNITED STATES TREASURY NOTES, 7.00%,
DUE 4/15/99 .                              2,000,000   1,998,750       2,037,500
UNITED STATES TREASURY NOTES, 7.50%,
DUE 10/31/99                                 500,000     494,219         516,875
UNITED STATES TREASURY NOTES, 7.75%,
DUE 2/15/01 .                                400,000     396,948         423,500
UNITED STATES TREASURY NOTES, 8.00%,
DUE 8/15/99 .                              5,000,000   4,907,813       5,195,300
UNITED STATES TREASURY NOTES, 8.125%,
DUE 2/15/98                                1,000,000     998,594       1,007,190
UNITED STATES TREASURY NOTES, 8.50%,
DUE 2/15/00 .                                650,000     720,667         687,986
UNITED STATES TREASURY SECURITIES STRIPPED COUPON,
  DUE 8/15/02 .........................    3,270,000   1,473,135       2,494,389
FEDERAL HOME LOAN BANK, 3.00%,
DUE 9/14/98 .......                        2,000,000   2,000,000       1,907,500
FEDERAL HOME LOAN BANK, 5.44%,
DUE 10/15/03 ......                        1,000,000     908,790         971,560
FEDERAL HOME LOAN BANK, 7.26%,
DUE 9/6/01 ........                          500,000     497,813         522,655
FEDERAL HOME LOAN MORTGAGE, 6.55%,
DUE 4/2/03 ....                            1,000,000     998,438       1,000,000
FEDERAL HOME LOAN MORTGAGE, 7.23%,
DUE 5/23/05 ...                            1,300,000   1,300,000       1,323,972
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 5.10%,
  DUE 7/22/98 .............................3,000,000   3,000,938       2,994,390
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 5.45%,
  DUE 10/14/03 ..........................  1,000,000     999,531         972,190
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 5.80%,
  DUE 12/10/03 ..........................  1,000,000     996,875         989,060
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 5.93%,
  DUE 9/26/03 ...........................  1,000,000   1,000,000         981,900
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 6.10%,
  DUE 2/10/00 ...........................    500,000     499,531         503,125
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 6.45%,
  DUE 4/23/01 ...........................  1,000,000   1,000,000       1,018,600
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 7.55%,
  DUE 4/22/02 ...........................  1,000,000   1,000,000       1,064,690
FEDERAL NATIONAL MORTGAGE ASSOCIATION, 7.65%,
  DUE 3/10/05 ...........................    500,000     499,453         548,125
See Notes to Financial Statements

                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost          Market
                                            ____________________________________

FEDERAL NATIONAL MORTGAGE ASSOCIATION, 8.35%,
  DUE 11/10/99 .....................       1,600,000   1,590,031      $1,675,504
ISRAEL STATE, UNITED STATES GOVERNMENT GUARANTEED
    BOND, 5.25%, DUE 9/15/00 ............. 1,000,000     994,230         982,400
SMALL BUSINESS ADMINISTRATION POOLS, 5.75%,
DUE 1/1/04 .                                 493,140     493,140         483,277
SMALL BUSINESS ADMINISTRATION POOLS, 6.54%,
DUE 12/10/05                                 750,000     750,000         745,350
SMALL BUSINESS ADMINISTRATION POOLS, 7.05%,
 DUE 9/1/12 .                                749,944     749,944         734,945
SMALL BUSINESS ADMINISTRATION POOLS, 7.40%,
DUE 8/1/12 .                                 810,958     810,958         810,958
SMALL BUSINESS ADMINISTRATION POOLS, 7.44%,
 DUE 5/1/06 .                              1,500,000   1,500,000       1,530,000
SMALL BUSINESS ADMINISTRATION POOLS, 7.55%,
DUE 11/1/12                                  403,652     403,652         404,156
SMALL BUSINESS ADMINISTRATION POOLS, 7.60%,
DUE 1/1/12 .                               1,134,157   1,120,200       1,139,828
SMALL BUSINESS ADMINISTRATION POOLS, 8.15%,
DUE 2/1/15 .                                 897,565     897,565         946,931
SMALL BUSINESS ADMINISTRATION POOLS, 8.20%,
DUE 2/10/05                                  396,573     395,892         406,884
SMALL BUSINESS ADMINISTRATION POOLS, 8.25%,
DUE 11/1/11                                  379,505     379,505         396,204
SMALL BUSINESS ADMINISTRATION POOLS, 8.60%,
DUE 9/1/11 .                                 167,959     170,478         175,517
SMALL BUSINESS ADMINISTRATION POOLS, 8.625%,
DUE 2/1/11                                   225,053     225,053         235,743
SMALL BUSINESS ADMINISTRATION POOLS, 8.70%,
DUE 12/1/09                                  814,343     804,843         880,794
SMALL BUSINESS ADMINISTRATION POOLS, 8.80%,
DUE 8/1/09 .                                 249,257     249,257         254,940
SMALL BUSINESS ADMINISTRATION POOLS, 8.80%,
 DUE 1/1/10 .                                317,295     317,295         331,970
SMALL BUSINESS ADMINISTRATION POOLS, 8.85%,
DUE 11/1/09                                  548,822     548,822         574,891
SMALL BUSINESS ADMINISTRATION POOLS, 8.85%,
DUE 8/1/11 .                                 212,274     218,642         223,736
SMALL BUSINESS ADMINISTRATION POOLS, 8.95%,
DUE 6/1/11 .                                 349,823     349,823         368,713
SMALL BUSINESS ADMINISTRATION POOLS, 9.05%,
DUE 9/1/09 .                                 365,442     365,442         385,541
SMALL BUSINESS ADMINISTRATION POOLS, 9.15%,
DUE 7/1/11 .                                 499,305     499,305         532,344
SMALL BUSINESS ADMINISTRATION POOLS, 9.25%,
DUE 6/1/10 .                                 387,669     387,669         408,250
SMALL BUSINESS ADMINISTRATION POOLS, 9.45%,
DUE 2/1/10 .                                 328,456     328,456         348,985
SMALL BUSINESS ADMINISTRATION POOLS, 9.50%,
 DUE 4/1/10 .                                498,113     497,802         530,241
SMALL BUSINESS ADMINISTRATION POOLS, 9.65%
 DUE 5/1/10 .                                467,496     467,496         520,172
                                             -------     -------         -------
TOTAL UNITED STATES GOVERNMENT AND AGENCY
     OBLIGATIONS                                      57,284,065      59,598,463
                                                      ----------      ----------
CORPORATE BONDS - 52.9%
    CONSUMER NONDURABLES - 5.9%
       COSMETICS:
GILLETTE CO., 6.25%, DUE 8/15/03 .....     2,000,000   1,954,760       2,009,400
                                           ---------   ---------       ---------
       FOOD:
MCDONALD'S CORP., 8.75%, DUE 11/15/00 ..   1,200,000   1,198,032       1,286,844
SARA LEE CORPORATION, 5.60%, DUE 1/23/06   1,250,000   1,212,218       1,178,375
SARA LEE CORPORATION, 6.45%, DUE 9/26/05   1,000,000   1,000,000         996,300
See Notes to Financial Statements

                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost          Market
                                            ____________________________________

SARA LEE CORPORATION, 6.45%, DUE 9/26/05   1,000,000     963,350         996,300
SYSCO CORPORATION, 7.00%, DUE 5/1/06       1,000,000   1,000,000       1,047,500
                                           ---------   ---------       ---------
 TOTAL FOOD                                            5,373,600       5,505,319
                                                       ---------       ---------
TOTAL CONSUMER NONDURABLES                             7,328,360       7,514,719
                                                       ---------       ---------
    SERVICES - 5.1%
       RETAIL:
ALBERTSON'S INC., 6.18%, DUE 3/22/00 ..    1,000,000   1,000,000         999,300
PENNEY J.C., INC., 6.125%, DUE 11/15/03    2,500,000   2,444,520       2,475,750
PENNEY J.C., INC., 7.375%, DUE 8/15/08     1,000,000     999,590       1,066,100
WAL-MART STORES INC., 6.125%, 10/1/99 .    1,000,000     959,230       1,004,500
WAL- MART STORES INC., 6.50%, 6/1/03 ..    1,000,000   1,000,500       1,017,700
                                           ---------   ---------       ---------
TOTAL RETAIL                                           6,403,840       6,563,350
                                                       ---------       ---------
TOTAL SERVICES .......................                 6,403,840       6,563,350
                                                       ---------       ---------
    CONSUMER DURABLES - 2.4%
       BUILDING:
ILLINOIS TOOL WORKS INC., 5.875%,
DUE 3/1/00                                 2,005,000   2,003,912       2,001,191
                                           ---------   ---------       ---------
       FURNITURE:
LEGGETT & PLATT INC., 6.10%, DUE 9/9/03 ...1,000,000   1,000,000         984,490
                                          ----------   ---------         -------
TOTAL CONSUMER DURABLES ..................             3,003,912       2,985,681
                                                       ---------       ---------
    CAPITAL GOODS - 3.2%
       ELECTRONICS:
TEXAS INSTRUMENTS INC., 6.125%, DUE 2/1/06 1,000,000     932,930         984,400
                                           ---------     -------         -------
       OFFICE EQUIPMENT:
XEROX CORP., 7.15%, DUE 8/1/04 .......     1,000,000     957,350       1,045,400
                                           ---------     -------       ---------
       MISCELLANEOUS:
FLUOR CORP., 6.95%, DUE 3/1/07             1,000,000     995,510       1,038,800
HONEYWELL INC., 7.00%, DUE 3/15/07         1,000,000     967,210       1,045,900
                                           ---------     -------       ---------
 TOTAL MISCELLANEOUS                                   1,962,720       2,084,700
                                                       ---------       ---------
TOTAL CAPITAL GOODS                                    3,853,000       4,114,500
                                                       ---------       ---------
See Notes to Financial Statements

                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost          Market
                                            ____________________________________

    BASIC MATERIALS - 4.1%
       CHEMICALS:
DU PONT, (E.I.) DE NEMOURS & CO. INC.,
6.21%, DUE 10/11/00                          500,000  $  500,000      $  503,450
DOW CHEMICAL CO., 9.35%, DUE 3/15/02 ........400,000     400,000         427,400
ENGLEHARD CORP., 7.00%, DUE 8/1/01 ........1,000,000     998,060       1,030,900
                                          ----------     -------       ---------
TOTAL CHEMICALS                                        1,898,060       1,961,750
                                                       ---------       ---------
       METALS:
ALUMINUM COMPANY OF AMERICA, 5.75%,
DUE 2/1/01                                 1,000,000     970,080         993,500
                                           ---------     -------         -------
       OIL AND GAS:
AMOCO CANADA PETROLEUM CO., 7.25%,
DUE 12/1/02                                  715,000     712,469         755,112
DRESSER INDUSTRIES INC., 6.25%, DUE 6/1/00 ..500,000     494,780         503,500
                                            --------     -------         -------
TOTAL OIL AND GAS                                      1,207,249       1,258,612
                                                       ---------       ---------
       PAPER AND FORESTRY PRODUCTS:
INTERNATIONAL PAPER CO., 8.05%,
DUE 3/25/99                                1,000,000   1,001,000       1,029,100
                                           ---------   ---------       ---------
TOTAL BASIC MATERIALS                                  5,076,389       5,242,962
                                                       ---------       ---------
    TRANSPORTATION - 5.9%
       AEROSPACE:
BOEING COMPANY, 6.35%, DUE 6/15/03           750,000     749,025         755,925
                                             -------     -------         -------
       RAILROAD:
NORFOLK & WESTERN RAILWAY CO., EQUIP. TRUST
 CERTIFICATE, 8.125%,DUE 11/15/02 ........ 1,320,000   1,291,094       1,412,532
UNION PACIFIC CORP., 6.25%, DUE 3/15/99 .. 1,000,000   1,000,000       1,003,800
UNION PACIFIC CORP., 7.875%, DUE 2/15/02 . 1,000,000   1,000,000       1,054,120
UNION PACIFIC RAILROAD CO., 6.15%,
DUE 4/1/03 ...........                       750,000     725,520         742,800
UNION PACIFIC RAILROAD CO., EQUIP.
TRUST NO. 2 SERIES 88,7.01%, DUE 6/1/04 ...1,500,000   1,500,000       1,568,460
UNION PACIFIC RESOURCES GROUP, 7.00%,
DUE 10/15/06 ......                        1,000,000     994,120       1,038,900
                                           ---------     -------       ---------
 TOTAL RAILROAD                                        6,510,734       6,820,612
                                                       ---------       ---------
TOTAL TRANSPORTATION                                   7,259,759       7,576,537
                                                       ---------       ---------
    UTILITIES - 22.0%
       COMMUNICATION:
BELLSOUTH TELECOMMUNICATIONS, 6.25%,
DUE 5/15/03 ......                         1,500,000   1,493,355       1,499,070
BELL TELEPHONE OF PENNSYLVANIA, 6.125%,
DUE 3/15/03 ...                            1,000,000     989,000         999,700
See Notes to Financial Statements

                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost          Market
                                            ____________________________________

GTE CALIFORNIA INC., 5.625%, DUE 2/1/01 ...1,500,000  $1,482,885      $1,476,150
GTE CALIFORNIA INC., 6.75%, DUE 3/15/04 ...1,000,000     954,121       1,014,300
GTE SOUTH, 6.00%, DUE 2/15/08 .............1,000,000     993,250         970,800
SOUTHWESTERN BELL TELEPHONE COMPANY, 5.75%,
 DUE 9/1/04                                1,000,000     996,430         960,700
UNITED TELEPHONE COMPANY OF FLORIDA, 6.25%,
DUE 5/15/03                                1,500,000   1,487,925       1,501,350
                                           ---------   ---------       ---------
TOTAL COMMUNICATION                                    8,396,966       8,422,070
                                                       ---------       ---------
       ELECTRIC:
CAROLINA POWER & LIGHT, 7.875%,
DUE 4/15/04 ...........                      500,000     495,220         540,900
DELMARVA POWER & LIGHT CO., 7.50%,
 DUE 5/1/99 .........                      1,000,000     995,140       1,023,500
DUKE POWER CO., 7.00%,
DUE 6/1/00 .....................           2,500,000   2,425,825       2,531,250
EMERSON ELECTRIC CO., 6.30%,
DUE 11/1/05 ..............                 3,000,000   2,988,870       3,011,100
FLORIDA POWER & LIGHT, 5.375%, DUE 4/1/00 .1,000,000     997,020         988,100
FLORIDA POWER & LIGHT, 5.70%, DUE 3/5/98 ..1,000,000   1,000,000       1,000,200
IDAHO POWER CO., 6.40%, DUE 5/1/03 ........1,500,000   1,497,795       1,516,500
IOWA ELECTRIC LIGHT & POWER COMPANY, 6.00%,
DUE 10/1/08                                  500,000     492,720         484,050
KANSAS CITY POWER & LIGHT COMPANY, 7.15%,
DUE 5/14/99 .                              1,000,000   1,000,000       1,018,300
UNION ELECTRIC CO., 6.75%, DUE 10/15/99 ...1,000,000     995,480       1,014,800
                                          ----------     -------       ---------
TOTAL ELECTRIC                                        12,888,070      13,128,700
                                                      ----------      ----------
       GAS:
NORTHWEST NATURAL GAS COMPANY, 5.98%,
DUE 12/15/00                               1,000,000   1,000,000         993,400
                                           ---------   ---------         -------
TOTAL GAS                                              1,000,000         993,400
                                                       ---------         -------
       DIVERSIFIED:
BALTIMORE GAS & ELECTRIC CO., 6.50%,
DUE 2/15/03 ......                         1,000,000     988,450       1,013,600
CONSOLIDATED EDISON CO. OF NEW YORK, 6.625%,
DUE 7/1/05                                 1,000,000     998,840       1,021,200
PACIFIC GAS & ELECTRIC COMPANY, 6.25%,
DUE 3/1/04 .....                           1,000,000   1,000,000       1,001,400
PUBLIC SERVICE COMPANY OF OKLAHOMA, 6.02%,
DUE 3/1/01 .                               1,500,000   1,476,275       1,499,850
WEST TEXAS UTILITIES COMPANY, 6.375%,
DUE 10/1/05 .....                          1,000,000     988,100         997,800
                                           ---------     -------         -------
 TOTAL DIVERSIFIED                                     5,451,665       5,533,850
                                                       ---------       ---------
 TOTAL UTILITIES                                      27,736,701      28,078,020
                                                      ----------      ----------
     FINANCE - 4.3%
AMERITECH, 6.125%, DUE 10/15/01 .........  1,000,000   1,000,000       1,003,600
CHEVRON CANANDA FINANCE LTD., 5.60%,
DUE 4/1/98                                 1,250,000   1,249,063       1,250,125
NYNEX CORP., 6.25%, DUE 3/15/03 .......... 1,000,000     967,900       1,006,880
NYNEX CAPITAL FUNDING CO., 8.75%,
DUE 12/1/04 .                              2,000,000   1,995,000       2,257,800
    -- - --                                ---------   ---------       ---------
 TOTAL FINANCE                                         5,211,963       5,518,405
                                                       ---------       ---------
See Notes to Financial Statements

                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                         STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost          Market
                                            ____________________________________
TOTAL CORPORATE BONDS                                $65,873,924     $67,594,174
                                                     -----------     -----------

COMMERCIAL PAPER - 3%
ARCHER DANIELS, DUE 11/3/97                  343,000     342,835         342,835
                                             -------     -------         -------
SHORT-TERM MONEY MARKET FUND - 1997, .2%; 1996, 1.1%
SHORT-TERM MONEY MARKET FUND OF
UMB BANK, n.a                                330,312     330,312         330,312
                                             -------     -------         -------
TOTAL INVESTMENTS HELD                              $123,831,136    $127,865,784
                                                    ============    ============
See Notes to Financial Statements

                                 UMB BANK, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                            STATEMENTS OF OPERATIONS
                   YEARS ENDED OCTOBER 31, 1998, 1997 AND 1996

                                                  1998          1997             1996
                                                  ----          ----             ----
INVESTMENT INCOME
         Interest .....................     $7,710,035    $9,653,774      $11,618,424
         Audit expense ...............           9,190         9,190            9,826
                                                 -----         -----            -----
                Net investment income .      7,700,845     9,644,584       11,608,598
                                             ---------     ---------       ----------
REALIZED AND UNREALIZED GAIN (LOSS)
    ON INVESTMENTS
         Realized gain (loss) on investments sold, matured or redeemed
                Proceeds ..............     83,088,516   121,162,314       77,110,680
                Cost of investments ...     82,778,172   120,799,772       77,583,349
                                            ----------   -----------       ----------
Net realized gain (loss)
 on investments sold, matured or redeemed ...  310,344       362,542         (472,669)
                                               -------       -------         --------
Unrealized gain (loss) on investments
                Beginning of year .....      3,150,137     2,123,804        3,232,868
                End of year .............    6,560,164     3,150,137        2,123,804
                                             ---------     ---------        ---------
Net unrealized gain (loss)
     on investments .......                  3,410,027     1,026,333       (1,109,064)
                                             ---------     ---------       ----------
Net realized and unrealized gain
 (loss) on investments  ...............      3,720,371     1,388,875       (1,581,733)
                                             ---------     ---------       ----------

NET INCREASE IN NET ASSETS
    RESULTING FROM OPERATIONS .........   $ 11,421,216  $ 11,033,459     $ 10,026,865
                                          ============  ============     ============
TOTAL EXPENSE AS A PERCENT OF NET
    INVESTMENT INCOME ...                        0.12%         0.10%            0.08%
                                                 ====          ====             ====

See Notes to Financial Statements

                                 UMB Bank, n.a.
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                      STATEMENTS OF PARTICIPANTS' INTEREST
                   YEARS ENDED OCTOBER 31, 1998, 1997 AND 1996

                                                       1998                        1997                               1996
                                            ________________________________________________________________________________________
                                                 Units        Amount       Units            Amount            Units           Amount
                                            ________________________________________________________________________________________
PARTICIPANTS' INTEREST,
         Beginning of year ........         1,958,030   $130,005,324   2,752,806      $168,974,494        2,825,108    $164,323,270
                                            ---------   ------------   ---------      ------------        ---------    ------------


FROM INVESTMENT ACTIVITIES
         Net investment income ............   ......       7,700,845                     9,644,584                       11,608,598
         Net realized gain (loss) on investments
                sold, matured or redeemed ...................310,344                       362,542                         (472,669)
         Net unrealized gain (loss) on investments ....... 3,410,027                     1,026,333                       (1,109,064)
                                                           ---------                     ---------                       ----------
               Net increase from investment activities .. 11,421,216                    11,033,459                       10,026,865
                                                          ----------                    ----------                       ----------
FROM PARTICIPATING UNIT TRANSACTIONS
         Issuance of units ...........         201,444    13,743,230     264,109        16,573,341          821,838      47,562,094
         Redemption of units .........        (567,189)  (38,709,887) (1,058,885)      (66,575,970)        (894,140)    (52,937,735)
                                              --------   -----------  ----------       -----------         --------     -----------
     Net decrease from participating
             unit transactions ............   (365,745)  (24,966,657)   (794,776)      (50,002,629)         (72,302)     (5,375,641)
                                              --------   -----------    --------       -----------          -------      ----------

PARTICIPANTS' INTEREST, End of year ......   1,592,285  $116,459,883   1,958,030      $130,005,324        2,752,806     $168,974,494
                                             =========  ============   =========      ============        =========     ============

NET ASSET VALUE PER PARTICIPATING UNIT                        $73.14                        $66.40                            $61.38
                                                              ======                        ======                            ======

See Notes to Financial Statements

                                 UMB BANK, n.a.
                     POOLED INCOME FUND FOR EMPLOYEE TRUSTS
                      STATEMENTS OF ASSETS AND LIABILITIES
                            OCTOBER 31, 1998 AND 1997

                                                        1998                           1997
                                                ------------------               --------------------
                                                  Cost        Market             Cost       Market
                                                  ----        ------             ----       ------
ASSETS
     Investments:
         United States Government
               and Agency Obligations      $14,997,316   $14,997,316      $ 3,745,361  $ 3,745,361
         Commercial paper                    8,733,926     8,733,926       25,888,682   25,888,682
         Short-term money market fund        4,109,585     4,109,585        5,269,537    5,269,537
                                             ---------     ---------        ---------    ---------
                                           $27,840,827    27,840,827      $34,903,580  $34,903,580
                                           ===========                    ===========
     Interest receivable                                     126,202                        89,885
                                                             -------                        ------
                                                          27,967,029                    34,993,465
LIABILITIES
     Audit fee payable                                         3,369                         3,369
                                                               -----                         -----
PARTICIPANTS' INTEREST, Equivalent to $56.04 per unit on
     499,036 units outstanding in 1998 and $52.92 per unit on
     661,185 units outstanding in 1997                   $27,963,660                   $34,990,096
                                                         ===========                   ===========

See Notes to Financial Statements

                                 UMB BANK, n.a.
                     POOLED INCOME FUND FOR EMPLOYEE TRUSTS
                          STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1998



                                                           1998
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost           Market
                                            ____________________________________
UNITED STATES GOVERNMENTS AND AGENCY
    OBLIGATIONS -  53.9%
FEDERAL HOME LOAN BANK, DISCOUNT NOTE,
DUE 11/4/98                                2,000,000 $ 1,992,320     $ 1,992,320
FEDERAL HOME LOAN MORTGAGE CORPORATION,
DISCOUNT NOTE, DUE 11/9/98 ................2,000,000   1,982,033       1,982,033
FEDERAL HOME LOAN MORTGAGE CORPORATION,
DISCOUNT NOTE, DUE 11/17/98 ...............1,000,000     995,061         995,061
FEDERAL HOME LOAN MORTGAGE CORPORATION,
DISCOUNT NOTE, DUE 11/25/98 .............. 4,000,000   3,972,124       3,972,124
FEDERAL HOME LOAN MORTGAGE CORPORATION,
DISCOUNT NOTE, DUE 11/30/98 ...............4,000,000   3,969,280       3,969,280
FEDERAL HOME LOAN MORTGAGE CORPORATION,
DISCOUNT NOTE, DUE 12/18/98 .............. 1,000,000     992,348         992,348
FEDERAL NATIONAL MORTGAGE ASSOCIATION,
DISCOUNT NOTE, DUE 11/19/98 ...............1,000,000     995,495         995,495
UNITED STATES TREASURY BILL, DUE 11/5/98 ....100,000      98,655          98,655
                                            --------      ------          ------
TOTAL UNITED STATES GOVERNMENT AND AGENCY OBLIGATIONS 14,997,316      14,997,316
                                                      ----------      ----------
COMMERCIAL PAPER - 31.4%
AMGEN INC., DUE 11/3/98 ...............    1,200,000   1,195,363       1,195,363
BELLSOUTH TELECOMMUNICATIONS,
DUE 1/19/99 ....                           1,000,000     988,611         988,611
DONNELLY R.R. & SONS CO., DUE 11/17/98 ... 1,300,000   1,296,155       1,296,155
GENERAL RE, DUE 11/19/98 ................. 1,000,000     995,202         995,202
JOHNSON & JOHNSON, DUE 12/14/98 .......... 1,000,000     993,725         993,725
MINNESOTA MINING & MANUFACTURING,
DUE 11/18/98 ............................. 1,000,000     993,107         993,107
MINNESOTA MINING & MANUFACTURING,
DUE 11/24/98 ............................. 1,000,000     985,467         985,467
MONSANTO COMPANY, DUE 11/10/98 ........... 1,300,000   1,286,296       1,286,296
                                           ---------   ---------       ---------
TOTAL COMMERCIAL PAPER ........                        8,733,926       8,733,926
                                                       ---------       ---------


SHORT-TERM MONEY MARKET FUND - 14.8%;
SHORT-TERM MONEY MARKET FUND OF
UMB BANK, n.a                              4,109,585   4,109,585       4,109,585
                                           ---------   ---------       ---------
TOTAL INVESTMENTS HELD ............................. $27,840,827     $27,840,827
                                                     ===========     ===========

See Notes to Financial Statements

                                 UMB BANK, n.a.
                     POOLED INCOME FUND FOR EMPLOYEE TRUSTS
                          STATEMENT OF INVESTMENTS HELD
                                OCTOBER 31, 1997
                                                         1997
                                            ____________________________________
                                            Face Value
                                             or Number
                                                    of
                                                 Units     Cost          Market
                                            ____________________________________
UNITED STATES GOVERNMENTS AND AGENCY
 OBLIGATIONS - 10.7%
FEDERAL FARM CREDIT BANK, 5.51%,
DUE 12/1/97 .                              2,000,000 $ 2,000,000     $ 2,000,000
FEDERAL HOME LOAN MORTGAGE CORPORATION,
DISCOUNT NOTE, DUE 11/28/97                1,757,000   1,745,361       1,745,361
                                           ---------   ---------       ---------
TOTAL UNITED STATES GOVERNMENT AND AGENCY
OBLIGATIONS                                            3,745,361       3,745,361
                                                       ---------       ---------
COMMERCIAL PAPER - 74.2%
          AIR PRODUCTS, DUE 12/5/97 .......1,800,000   1,789,550       1,789,550
          AMERICAN GREETINGS, DUE 11/20/97 1,800,000   1,794,183       1,794,183
          BELL ATLANTIC, DUE 11/6/97 ......1,800,000   1,796,150       1,796,150
          DOW CHEMICAL, DUE 11/5/97 .......1,800,000   1,794,794       1,794,794
          DUPONT, DUE 11/20/97 ............8,000,000   7,958,747       7,958,747
          EMERSON, DUE 11/14/97 ...........1,800,000   1,792,083       1,792,083
          GENERAL RE, DUE 11/18/97 ........1,800,000   1,793,113       1,793,113
          KIMBERLY CLARK, DUE 11/3/97 .....1,800,000   1,788,492       1,788,492
          PROCTOR & GAMBLE, DUE 11/4/97 ...1,800,000   1,793,163       1,793,163
          PROGRESS CAPITAL, DUE 11/19/97 ..1,800,000   1,794,162       1,794,162
          SHELL OIL, DUE 11/17/97 .........1,800,000   1,794,245       1,794,245
                                          ----------   ---------       ---------
TOTAL COMMERCIAL PAPER                                25,888,682      25,888,682
                                                      ----------      ----------
SHORT-TERM MONEY MARKET FUND - 15.1%
SHORT-TERM MONEY MARKET FUND
OF UMB BANK, n.a                           5,269,537   5,269,537       5,269,537
                                           ---------   ---------       ---------
TOTAL INVESTMENTS HELD                               $34,903,580     $34,903,580
                                                     ===========     ===========

See Notes to Financial Statements

                                 UMB BANK, n.a.
                     POOLED INCOME FUND FOR EMPLOYEE TRUSTS
                            STATEMENTS OF OPERATIONS
                   YEARS ENDED OCTOBER 31, 1998, 1997 AND 1996

                                                  1998          1997             1996
                                                  ----          ----             ----

INVESTMENT INCOME
       Interest                             $1,724,563    $2,198,406       $2,963,509
       Audit expense                             3,369         3,369            2,744
                                                 -----         -----            -----
         Net investment income               1,721,194     2,195,037        2,960,765
                                             ---------     ---------        ---------
REALIZED AND UNREALIZED GAIN (LOSS)
       ON INVESTMENTS
   Realized gain (loss) on investments sold, matured or redeemed
     Proceeds                              315,287,622   386,568,695      555,983,956
     Cost of investments                   315,287,622   386,567,132      556,011,916
                                           -----------   -----------      -----------
         Net realized gain (loss)
          on investments sold,
          matured or redeemed                        0         1,563          (27,960)
                                                     -         -----          -------

              Unrealized gain (loss) on investments
                     Beginning of year                         3,608            5,640
                     End of year                                                3,608
                                                               -----            -----
                Net unrealized gain (loss) on investments     (3,608)          (2,032)
                                                               -----            -----
                Net realized and unrealized gain (loss)
                    on investments                            (2,045)         (29,992)
                                                              -----            -----

NET INCREASE IN NET ASSETS
       RESULTING FROM OPERATIONS            $1,721,194    $2,192,992       $2,930,773
                                            ==========    ==========       ==========

TOTAL EXPENSE AS A PERCENT OF NET
       INVESTMENT INCOME                         0.20%         0.15%            0.09%
                                                 ====          ====             ====

See Notes to Financial Statements

                                 UMB BANK, n.a.
                     POOLED INCOME FUND FOR EMPLOYEE TRUSTS
                      STATEMENTS OF PARTICIPANTS' INTEREST
                   YEARS ENDED OCTOBER 31, 1998, 1997 AND 1996

                                                          1998                          1997                           1996
                                               ------------------------------------------------------------------------------------
                                                  Units          Amount         Units          Amount         Units          Amount

PARTICIPANTS' INTEREST, Beginning of year        661,185      $34,990,096      884,822      $44,332,553     1,386,619   $65,734,732
                                                 -------      -----------      -------      -----------     ---------   -----------
FROM INVESTMENT ACTIVITIES
       Net investment income                                    1,721,194                     2,195,037                   2,960,765
       Net realized gain (loss) on investments
              sold, matured or redeemed                                                           1,563                     (27,960)
       Net unrealized gain (loss) on investments                                                 (3,608)                     (2,032)
                                                              -----------                   -----------                  -----------
             Net increase from investment activities            1,721,194                     2,192,992                   2,930,773
                                                              -----------                   -----------                  -----------

FROM PARTICIPATING UNIT TRANSACTIONS
       Issuance of units                         166,045        8,994,808      234,477       12,065,221       317,334    15,456,701
       Redemption of units                      (328,194)     (17,742,438)    (458,114)     (23,600,670)     (819,131)  (39,789,653)
                                                --------      -----------     --------      -----------      --------   -----------
             Net decrease from participating
                     unit transactions          (162,149)      (8,747,630)    (223,637)     (11,535,449)     (501,797)  (24,332,952)
                                                --------       ----------     --------      -----------      --------   -----------
PARTICIPANTS' INTEREST, End of year              499,036      $27,963,660      661,185      $34,990,096       884,822   $44,332,553
                                                 =======      ===========      =======      ===========       =======   ===========
NET ASSET VALUE PER PARTICIPATING UNIT                             $56.04                        $52.92                      $50.10
                                                                   ======                        ======                      ======

See Notes to Financial Statements

                                 UMB BANK, n.a.

             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                     POOLED INCOME FUND FOR EMPLOYEE TRUSTS

                          NOTES TO FINANCIAL STATEMENTS

                   FOR THE THREE YEARS ENDED OCTOBER 31, 1998



NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting policies followed by the Bank, as Trustee, are in accordance with the respective Trust Plans and Declarations of the Funds dated December 5, 1955 (as amended on October 10, 1963) and December 27, 1974, and in conformity with generally accepted accounting principles. The significant accounting policies and the nature of operations follow.

Nature of Operations
--------------------
         The Fund for Pooling Equity Investments of Employee Trusts, the Fund for Pooling Debt Investments of Employee Trusts and the Pooled Income Fund for Employee Trusts (Funds) provide a means through which funds, held by UMB Bank, n.a. in its capacity as sole fiduciary or co-fiduciary, may be pooled for diversification of investments. The Funds are managed by UMB Bank, n.a. under regulation 9 of the Comptroller of the Currency relating to collective investment funds. Regulation 9 specifies generally the form of trust, accounting policies, investment powers, asset valuation, etc. In addition, the Funds' units are registered with the Securities & Exchange Commission under the 1933 Act.

Use of Estimates
----------------
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Investments
-----------
         Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year or, if no sale was reported on that date, at the average of the last reported bid and asked prices. Securities traded over-the-counter are valued at the average of the last reported bid and asked prices. Short-term obligations are valued at amortized cost, which approximates market value. Securities not priced elsewhere are priced by the Trustee, utilizing prices quoted by security brokers or dealers or investment bankers. Investment transactions are recorded on the trade date. Interest income is recorded daily. Dividend income is recorded on the ex-dividend date. Realized gains and losses from investment transactions and unrealized appreciation and depreciation of investments are reported on the identified cost basis.

Amortization
------------
         Discounts and premiums on securities purchased are amortized over the life of the respective securities.

                                 UMB BANK, n.a.

             FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                     POOLED INCOME FUND FOR EMPLOYEE TRUSTS

                          NOTES TO FINANCIAL STATEMENTS

                   FOR THE THREE YEARS ENDED OCTOBER 31, 1998

NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                            (Continued)

Income Tax Exemption
--------------------
Applicable statutes exempt the funds from U.S. federal and state income taxes.

Participation Units
-------------------
There is no par or stated value for participation units. Trusts, for which the Bank is a fiduciary, may invest or withdraw based on monthly valuations as of the prior month.


NOTE 2:  MERGER

         Effective November 1, 1995, certain collective fund assets for retirement plans of the Bank of Overland Park and Commercial National Bank merged into the Funds as a result of the acquisition of such banks by UMB Financial Corporation. Assets with a market value of $10,809,038 and $19,569,785 merged into the Pooled Equity Fund and Pooled Debt Fund, respectively. These amounts are included in the issuance of units line on the Statements of Participants' Interest.